                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment 5 to

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 HydroFlo, Inc.
                 (Name of small business issuer in our charter)

       North Carolina                        3589                      56-2171767
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)   Identification Number)

                     3721 Junction Blvd., Raleigh, NC  27603

              (Address of principal executive offices)  (Zip Code)

(Address of principal place of business or intended principal place of business)

                  Registrant's telephone number: 919-772-9925

                                   Dennis Mast
                     3721 Junction Blvd., Raleigh, NC 27603
                                  919-772-9925

            (Name, address and telephone number of agent for service)

         ________________________________________________________________

                                   Copies to:

                               M.T. Williams, Esq.
                            Williams Law Group, P.A.
                               2503 W. Gardner Ct.
                                 Tampa FL 33611
                               Phone: 813.831.9348
                                Fax: 813.832.5284

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

 Title of each class of          Amount to be        Proposed maximum       Proposed maximum     Amount of
securities to be registered      registered         offering price per     aggregate offering   registration
                                                        unit (1)               price                fee
Common Stock offered by our
Selling Stockholders (2)         2,273,550              $ 2.00             $ 4,547,100            $ 418.33

------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Selling shareholders will be selling these shares at negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
                                 HYDROFLO, INC.

Selling shareholders are offering up to 2,273,550 shares of common stock. The selling shareholders will offer their shares at $2.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the Over the Counter Bulletin Board.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. There is substantial doubt about our ability to continue as a going concern. See "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              Offering Information
                              --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
                        Price to Public (1)   Underwriting         Estimated Offering    Proceeds to
                                              Discounts and        Expenses (3)          Company
                                              Commissions (2)
----------------------- --------------------- -------------------- --------------------- --------------------
Per Share
----------------------- --------------------- -------------------- --------------------- --------------------
Until qualified for     $2.00                 N/A                  $.02                   N/A
quotation on bulletin
board
----------------------- --------------------- -------------------- --------------------- --------------------
After qualified for     Prevailing            N/A                  $.02                   N/A
quotation on bulletin   market prices or
board                   privately
                        negotiated
                        prices
----------------------- --------------------- -------------------- --------------------- --------------------
Total                   $0.0                  $0.0                 $50,000               $0.0
----------------------- --------------------- -------------------- --------------------- --------------------

(1) The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The offering price for the selling shareholders' shares has been determined solely by management.
(2) There are no underwriting commissions involved in this offering.
(3) We have agreed to pay all the costs of this offering.  Selling security holders will pay no offering expenses.

The date of this prospectus is ______, 2003.

                                -----------------

SUMMARY INFORMATION AND RISK FACTORS...........................................6
   RISK FACTORS................................................................9

   Our poor financial condition raises substantial doubt about our ability to continue as a going concern.  You will be unable to determine whether we will ever become profitable............................9

   We have a limited operating history; because our planned growth is contingent upon receiving additional funding, you will be unable to evaluate whether our business will be successful.........................9

   Because our wastewater treatment system has not been accepted as a recognized form of wastewater treatment, we face significant barriers to acceptance of our services.....................................10

   Independent sales representatives may not be successful in selling our wastewater treatment products and services, causing our revenues to be reduced..............................................................10

   From fiscal year-end June 30, 2002 to December 31, 2002, our business has come from only three customers.  If we fail to develop a wide customer base, our revenues will be reduced................................10

   To date, most of the products we resell has come from one manufacturer;
   if we are unable to continue to purchase from this manufacturer, our revenues could be reduced..................................................11

   Because we terminated our license agreement with Aquatex Group
   Industries S.A., we will not have their basin aeration technology and related equipment to sell, which could reduce future revenues..........11

   Mr. Dennis Mast, our CEO, can exert control over matters requiring stockholder approval.......................................................12

   Our management decisions are made by our CEO Dennis Mast and president
   Tom Barbee; if we lose their services, our revenues may be reduced.........12

   Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.  We may not meet the National Association of Securities
   Dealers, Inc. BBX exchange listing requirements which may be implemented in 2003 or thereafter, which may lead to increased investment risk and inability to sell your shares..........................12

   Certain North Carolina corporation law provisions could prevent a potential takeover of us that could adversely affect the market price of our common stock or deprive you of a premium over the

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
   LIABILITIES................................................................23
DESCRIPTION OF BUSINESS.......................................................24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

                      SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the
Financial Statements section beginning on page F-1 prior to making an investment decision. In addition, you should consult your tax, legal, or business advisor before making an investment.

Our Organization
----------------

We were incorporated in North Carolina on December 30, 1999. We are authorized to issue 20,000,000 shares of $0.01 par value common stock of which 15,773,550 shares are outstanding as of April 5, 2003. We are authorized to issue
5,000,000 shares of $0.01 par value preferred stock, of which no shares are currently outstanding.

Our Business
------------

Our offices are located at 3721 Junction Blvd., Raleigh, NC 27603. Our telephone number is 919-772-9925.

HydroFlo is developing its business to be an international provider of wastewater treatment solutions for industrial and governmental entity customers.
HydroFlo designs, builds, and installs equipment that adds air bubbles to water in a process called aeration that is used for pre-treatment of wastewater. We also provide a full range of related services to companies and municipalities to treat their wastewater at the treatment plant by the use of the energy efficient aeration systems in treatment lagoons.

Using our patented HydroFlo Pressure Line Up Stream or PLUS pre-treatment system, customers begin the treatment process at their pumping stations, prior to the wastewater reaching a treatment plant.

The cost to the customer of integrating the HydroFlo PLUS technologies are offset with cost savings in other areas. The cost of chemical treatment for the purposes of odor control is generally more than that of the HydroFlo system as the customer is required to install a metering system for installation of the chemicals, and a chemical storage tank. The units often cost close to the same amount as the cost of the HydroFlo PLUS system. In addition to the chemical equipment costs, chemicals must be purchased on an ongoing basis. Other benefits related to the pre-treatment of wastewater including improved aeration, reduced toxicity and corrosivity, and improved efficiency of the overall treatment systems.

In certain cases where the PLUS systems are used in a majority of the pumping stations for a municipality, the efficiency of the treatment plant will be improved considerably because the primary treatment method -aeration- is being performed prior to the wastewater entering the plant, presenting a viable alternative to expansion of the facilities and saving capital expenditures. This will allow us to present our HydroFlo PLUS technology to municipalities as a lower-cost alternative to building new wastewater treatment facilities or expanding existing installations.

The Offering
-------------

As of the date of this prospectus, we had 15,773,550 shares of common stock and no shares of preferred stock issued and outstanding.

Selling shareholders are offering up to 2,273,550 shares of common stock. The selling shareholders will offer their shares at $2.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $50,000. We will not receive any proceeds of the sale of these securities.

Financial Summary
-----------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the audited financial statements and their explanatory notes before making an investment decision.

From our inception in December 1999 to December 31, 2002, we have used approximately $1,072,000 in operating activities and $159,000 in investing activities. To finance these uses of cash we raised approximately $1,530,000 in cash from sales of our common stock.  As a result, at December 31, 2002 we had cash of approximately $299,000 and a net working capital surplus of $143,000.

As of April 15, 2003 we had  $191,669 of cash on hand. We believe this cash on hand will be sufficient to satisfy our operating cash requirements through
September 1, 2003. The $191,669 does not include any anticipated revenues from the sale of products for which we have known non-cancelable purchase orders and contracts. We received $40,000 as of April 15, 2003 on one of these contracts, but have expended it on direct costs to produce the products. Thus, this $40,000 is not reflected in cash on hand as of April 15, 2003.

As of April 15, 2003 we have known non-cancelable purchase orders and contracts in the amount of $237,838. We anticipate incurring approximately an additional
$53,900 in direct costs to manufacture these products, including all sales commissions payable, in addition to the $40,000 already expended. The reason that our direct costs to produce these products are only $93,900 is that many component parts for these products were either already paid for and in inventory or, in the case of Valley Water Technologies, the products were already manufactured and on site under a lease.

Accordingly, on or before July 15, 2003, the latest date upon which we believe we will receive all payments due on these purchase orders and contracts, we anticipate receiving $143,938 in net cash revenues from these purchase orders and contracts. This assumes all customers make full and timely payments.
Assuming this occurs, we believe this additional  $143,938 will be sufficient to satisfy our operating cash  requirements  for an additional  four months through
January 1, 2004.

It is feasible that we may not receive some or all of the cash revenues from sales of these products. It is also feasible that our remaining costs to produce these products exceeds our estimate of $53,900. If we do not receive any of these cash revenues from sales of these products or if the actual direct manufacturing costs are higher than our current estimate, the remaining $53,900 or more in direct costs to manufacture these products would have to be absorbed from the $191,669 current cash on hand, which could reduce the time for which we have sufficient cash on hand sufficient to satisfy our operating cash requirements to mid to late July or August 1, 2003, at the latest.

Finally, if we do not generate any additional net revenues from new sales before January 1, 2004, we will be unable to continue operations thereafter.  We currently have no purchase orders or contracts in place for new sales. We have no plan in place that will eliminate this risk or the risk that our current customers will not pay us or pay us in a timely manner.

                                 HYDROFLO, INC.
                             Summary Financial Data
                                 Balance Sheets

ASSETS                                         December 31,
                                                  2002         June 30,    June 30,
                                               (Unaudited)       2002        2001

TOTAL CURRENT ASSETS                             $336,742      $101,106    $26,608

PROPERTY AND EQUIPMENT, NET                       104,083        42,402      8,967

OTHER ASSETS                                       37,392        37,672     11,001
                                               -----------   -----------  ------------
TOTAL ASSETS                                     $478,217      $181,180    $46,576
                                               ============  ===========  ============

LIABILITIES AND SHAREHOLDERS' EQUITY

TOTAL LIABILITIES                                $193,951      $157,884    $68,688

TOTAL SHAREHOLDERS' EQUITY                        284,266        23,296    (22,112)
                                               -----------   -----------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $478,217      $181,180    $46,576
                                               ============  ===========  ============

                                 HYDROFLO, INC.
                             Summary Financial Data
                     Statement of Operations For the Period
                                                                                                                                                           For the Period
                                                                                                                                                           From Inception
                                 For the Six Months   For the Six Months                                    (December 8, 1999)
                                       Ended                 Ended         For the Year    For the Year         Through
                                 December 31, 2002     December 31, 2001      Ended          Ended           December 31, 2002
                                   (Unaudited)           (Unaudited)       June 30, 2002   June 30, 2001       (Unaudited)

REVENUES                            $52,500                   $0              $5,001            $0                $57,500

COST OF GOODS SOLD                    6,176                    0               5,086             0                 11,262
                                   -----------           -----------       -----------     -----------          -----------
GROSS MARGIN                         46,324                    0                 (85)            0                 46,238

OPERATING EXPENSES                  681,295              446,514             925,149       313,468              1,962,518
                                  -----------           -----------       -----------     -----------          -----------
NET LOSS FROM OPERATIONS           (634,971)            (446,514)           (925,234)     (313,468)            (1,916,280)

OTHER INCOME (LOSS)                   3,016                  431                 730         2,191                  6,942
                                  -----------           -----------       -----------     -----------          -----------
  NET LOSS                        ($631,955)           ($446,083)          ($924,504)    ($311,277)           ($1,909,338)

WEIGHTED AVERAGE SHARES
  OUTSTANDING
  (basic and diluted)            15,706,401           16,499,416          16,222,518    16,386,293            16,128,699

BASIC AND DILUTED NET LOSS PER SHARE  (0.04)               (0.03)              (0.06)        (0.02)                (0.12)
                                  -----------           -----------       -----------     -----------          -----------

                                  RISK FACTORS
                                  ------------

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our poor financial condition raises substantial doubt about our ability to continue as a going concern.  We do not have sufficient cash on hand resources to operate beyond September 1, 2003, or earlier in certain circumstances.  You will be unable to determine whether we will be able to continue in business thereafter or ever become profitable.

From our inception in December 1999 to December 31, 2002, we have used approximately $1,072,000 in operating activities and $159,000 in investing activities. To finance these uses of cash we raised approximately $1,530,000 in cash from sales of our common stock.  As a result, at December 31, 2002 we had cash of approximately $299,000 and a net working capital surplus of $143,000.

As of April 15, 2003 we had  $191,669 of cash on hand. We believe this cash on hand will be sufficient to satisfy our operating cash requirements through
September 1, 2003.  The $191,669 does not include any anticipated revenues from the sale of products for which we have known non-cancelable purchase orders and contracts.  We received $40,000 as of April 15, 2003 on one of these contracts, but have expended it on direct costs to produce the products. Thus, this $40,000 is not reflected in cash on hand as of April 15, 2003.

As of April 15, 2003 we have known non-cancelable purchase orders and contracts in the amount of $237,838. We anticipate incurring approximately an additional
$53,900 in direct costs to manufacture these products, including all sales commissions payable, in addition to the $40,000 already expended. The reason that our direct costs to produce these products are only $93,900 is that many component parts for these products were either already paid for and in inventory or, in the case of Valley Water Technologies, the products were already manufactured and on site under a lease.

Accordingly, on or before July 15, 2003, the latest date upon which we believe we will receive all payments due on these purchase orders and contracts, we anticipate receiving $143,938 in net cash revenues from these purchase orders and contracts. This assumes all customers make full and timely payments.
Assuming this occurs, we believe this additional $143,938 will be sufficient to satisfy our operating cash requirements for an additional four months through
January 1, 2004.

It is feasible that we may not receive some or all of the cash revenues from sales of these products. It is also feasible that our remaining costs to produce these products exceeds our estimate of $53,900. If we do not receive any of these cash revenues from sales of these products or if the actual direct manufacturing costs are higher than our current estimate, the remaining $53,900 or more in direct costs to manufacture these products would have to be absorbed from the $191,669 current cash on hand, which could reduce the time for which we have sufficient cash on hand sufficient to satisfy our operating cash requirements to mid to late July or August 1, 2003, at the latest.

Finally, if we do not generate any additional net revenues from new sales before January 1, 2004, we will be unable to continue operations thereafter.  We currently have no purchase orders or contracts in place for new sales. We have no plan in place that will eliminate this risk or the risk that our current customers will not pay us or pay us in a timely manner.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan. Because we are currently operating at a substantial loss with no operating history and very limited revenues, an investor cannot determine if we will ever become profitable.

We have a limited operating history; because our planned growth is contingent upon receiving additional funding, you will be unable to evaluate whether our business will be successful.

Our business development is contingent upon raising debt or equity funding. We have no sources of funding identified. You must consider the risks, difficulties, delays and expenses frequently encountered by development stage companies in our business, which have little or no operating history, including whether we will be able to overcome the following challenges:

        o   Our ability to generate sufficient cash flow or raise necessary capital to operate for the next 12 months or thereafter
        o   Advertising and marketing costs that may exceed our current estimates
        o   Unanticipated development expenses
        o   Our ability to generate sufficient revenues to offset the
            substantial costs of operating our business

Because significant up-front expenses, including advertising, sales, and other expenses are required to develop our business, we anticipate that we may incur losses until revenues are sufficient to cover our operating costs. Future losses are likely before our operations become profitable. As a result of our lack of operating history, you will have no basis upon which to accurately forecast our:

        o   Total assets, liabilities, and equity
        o   Total revenues
        o   Gross and operating margins
        o   Labor costs

Accordingly, the proposed business plans described in this prospectus may not either materialize or prove successful and we may never be profitable. Also, you have no basis upon which to judge our ability to develop our business and you will be unable to forecast our future growth.

Because our wastewater treatment system has not been accepted as a recognized form of wastewater treatment, we face significant barriers to acceptance of our services.

Our business involves the use of aeration wastewater treatment equipment. The use of equipment such as ours is a relatively new form of wastewater treatment.
Traditionally, these services are provided through other treatment methodologies, such as chemicals or other aeration methods. Accordingly, we face significant barriers to overcome the consumer preferences of traditionally used treatment programs for the type of wastewater treatment products and services that we offer.

Independent sales representatives may not be successful in selling our wastewater treatment products and services, causing our  revenues to be reduced.

We have written arrangements with 15 and an oral arrangement with one additional independent sales representative companies that promote or advertise our products and services on our behalf. A sales representative company receives 10%
of a total sale when a customer purchases or signs a service agreement for our system, although we may pay a greater percentage based upon the facts and circumstances of a particular order. Several of our representatives sell competing aeration equipment but do not sell anything competing with the
HydroFlo PLUS system. These relationships can be terminated by either party at any time upon 30 days advance notice.

For the period from fiscal year-end June 30, 2002 to December 31, 2002, our business has come from only three customers. If we fail to develop a wide customer base, our revenues will be reduced.

For the period from fiscal year-end June 30, 2002 to December 31, 2002, the following were our only three customers, with sales in the following amounts:

        o   Federal Emergency Management Agency:  $500
        o   Valley Water Technologies:  $45,000
        o   Kimberly Clark:  $7,000

Except for our distributor Valley Water Technologies, who rented and ultimately sold a unit to ConAgra, we do not have any long-term contracts, commitments or arrangements with them. Except for our distributor Valley Water Technologies, none of these customers is affiliated with us. In addition, none of these customers is affiliated with our officers, directors or promoters. As the Valley
Water Technologies revenues represented rental income which will now cease with
ConAgra's purchase of the rental units, the on-going revenue from Valley Water
Technologies related to these units will cease. Should these customers cease to rent, buy or use our products or services in the future, our revenues may significantly decline.

To date, most of the components in the products we sell has come from one manufacturer; if we are unable to continue to purchase our components from this manufacturer, our revenues could be reduced.

Our main component supplier,  TriWeld, Inc., which is not affiliated with us, has accounted for 90% on a dollar value basis of the components used in our products to date.

We do have a strategic alliance agreement with this supplier; however the agreement only obligates the manufacturer to use its best efforts to produce components  within times quoted after receiving a purchase order from us.  Should this supplier cease to manufacture the components for our products in the future, our margins may decline if we are unable to quickly locate alternative manufactures who do not charge us more for comparable components.

Because we terminated our license agreement with Aquatex Group Industries S.A., we will not have their basin aeration technology and related equipment to sell, which could reduce future revenues.

On December 20, 2002, we terminated our license agreement with Aquatex Group
Industries S.A. to sell their basin aeration technology and related equipment.
Accordingly, we will not have their basin aeration technology and related equipment to sell, which could reduce future revenues.

Because we face intense competition from larger and better-established companies that have more resources than we do, we may be  unable to develop our business plan or increase our revenues.

The market for our wastewater treatment products and services is intensely competitive and highly fragmented. Many of these competitors may have longer operating histories, greater financial, technical and marketing resources, and enjoy existing name recognition and customer bases. New competitors may emerge and rapidly acquire significant market share. In addition, new technologies likely will increase the competitive pressures we face. Competitors may be able to respond more quickly to technological change, competitive pressures, or changes in consumer demand. As a result of their advantages, our competitors may be able to limit or curtail our ability to compete successfully.

Mr. Dennis Mast, our CEO, can exert control over matters requiring stockholder approval.

Mr. Dennis Mast, our CEO beneficially owns approximately 85.6% of our outstanding common stock. He will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible without the support of Mr. Mast.

                                       10

Our management decisions are made by our CEO Dennis Mast and president Tom
Barbee; if we lose their services, our revenues may be reduced.

The success of our business is dependent upon the expertise of our CEO Dennis
Mast and president Tom Barbee. Because they are currently essential to our operations, you must rely on their management decisions. CEO Dennis Mast and president Tom Barbee will continue to control our business affairs after the offering. We have not obtained any key man life insurance relating to our them.
If we lose their services, we may not be able to hire and retain another CEO or president with comparable experience. Mr. Mast's services are provided under an agreement with his affiliate, Free Harbor, LLC. Mr. Barbee has a written memorandum of employment with us. Both agreements are terminable at will by either party without notice. As a result, the loss of services of CEO Dennis
Mast and president Tom Barbee could reduce our revenues.

The offering price of $2.00 per share has been arbitrarily set by our board of directors and accordingly does not indicate the actual value of our business.

The offering price of $2.00 per share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future market price of our stock.

Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares. We may not meet the
National Association of Securities Dealers, Inc. BBX exchange listing requirements which may be implemented in 2003 or thereafter, which may lead to increased investment risk and inability to sell your shares.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors ability to resell their shares.

                                       11

If this Registration Statement is approved by the Securities and Exchange
Commission, we plan to apply to have our common stock quoted on the
Over-the-Counter Bulletin Board; however, the National Association of Securities
Dealers has proposed to the Securities and Exchange Commission that the
Over-the-Counter Bulletin Board be phased out beginning in 2003, to be replaced with the BBX exchange. If this occurs, we may not meet the new exchange listing requirements, including the requirement to have one hundred round lot shareholders, and a float of 200,000 shares and one independent director. Should we fail to meet the new exchange requirements, you may have greater difficulty in selling your shares.

Sales of our common stock under Rule 144 could reduce the price of our stock.

As of January 31, 2003, there are 2,273,550 Shares of our common stock held by non-affiliates and 13,500,000 Shares of our common stock held by affiliates that
Rule 144 of the Securities Act of 1933 defines as restricted securities. No
Shares have been sold pursuant to Rule 144 of the Securities Act of 1933, however as of July 31, 2002, approximately all shares held by affiliates are eligible for resale under 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our
"affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933. All of our shares will be eligible for resale no later than 90 days after this registration statement is declared effective, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

                                       12

We are authorized to issue preferred stock which, if issued, may reduce the market price of the common stock.

Our directors are authorized by our articles of incorporation to issue shares of preferred stock without the consent of our shareholders. Our preferred stock, if issued, may rank senior to common stock with respect to payment of dividends and amounts received by shareholders upon liquidation, dissolution or winding up.
Our directors will set such preferences. The issuance of such preferred shares and the preferences given the preferred shares, do not need the approval of our shareholders. The existence of rights, which are senior to common stock, may reduce the price of our common shares. We do not have any plans to issue any shares of preferred stock at this time.

Certain North Carolina corporation law provisions could prevent a potential takeover of us that could adversely affect the market price of our common stock or deprive you of a premium over the market price.

We are incorporated in the State of North Carolina. Certain provisions of North
Carolina corporation law could adversely affect the market price of our common stock. Because North Carolina corporation law requires board approval of a transaction involving a change in our control; it would be more difficult for someone to acquire control of us. North Carolina corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidates nominated by our board of directors. Neither our articles nor our by-laws contain any similar provisions.

                                       13

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are "forward-looking statements."
These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."
The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities
Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

                                 USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders'
shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

                                       14

                                    DILUTION

Not applicable. We are not offering any shares in this registration statement.
All shares are being registered on behalf of our selling shareholders.

                            SELLING SECURITY HOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. These selling security holders acquired their shares by purchase or in exchange for software or services in transactions exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders.

------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Name                Nature of         Total Shares  Shares          Percent      Percentage       Relationship
                    Business and      Owned         Registered      Before       After Offering   (2)
                    Name of                                         Offering     (1)
                    Principal
                    Executive
                    Officer of the
                    business
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Milford S. Mast                       112,500       112,500         0.713        0                Relative of
                                                                                                  chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Advisory Group      Mgmt Company      45,000        45,000          0.285        0
Enterprises         Eugene Chappell
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Carol A. Swailes                      23,400        23,400          0.148        0                Relative of
                                                                                                  chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Maudes Creations,   Mgmt Company      15,000        15,000          0.095        0
LLC.                Paul Keller
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
John J. Devlin                        150,000       150,000         0.951        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Regional            Network           1,200,000     1,200,000       7.608        0                Relative of
Marketing Co.       Marketing                                                                     chairman
                    Company
                    Milford S. Mast
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------

                                       15

------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Dayspring           Investment        50,400        50,400          0.320        0
Investments         Holding Co.
                    C. Robert Dads
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Janet  & Chuck                        12,500        12,500          0.079        0                Relative of
Boerema                                                                                           chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
David L.  & Janet                     21,000        21,000          0.133        0                Relative of
E. Mast                                                                                           chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Virginia M. Fuller                    52,500        52,500          0.333        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
John C. &                             30,000        30,000          0.190        0
Kathleen Basehore
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Kurvin H. Grove                       80,000        80,000          0.507        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Keith Ackerman                        20,000        20,000          0.127        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Gideon K. & Susan                     32,500        32,500          0.206        0
F. Stoltzfus
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Oliver S. Mast                        11,250        11,250          0.071        0                Relative of
                                                                                                  chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Harris & Patricia                     7,500         7,500           0.048        0
Brody
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Harvest Fiduciary   Farming           15,000        15,000          0.095        0                Relative of
Funds               Ernest Mast                                                                   chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Melvin R. Peachey                     17,500        17,500          0.111        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Daniel K. Peachey                     62,500        62,500          0.396        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Thelma Ewalt                          7,500         7,500           0.048        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Joseph D. & Heidi                     15,000        15,000          0.095        0
J. Young
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Robert G.                             7,500         7,500           0.048        0
Eisenbrown
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Howard Martin                         12,500        12,500          0.079        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Truman & Virginia                     12,500        12,500          0.079        0                Relative of
Hertzler                                                                                          chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------

                                       16

------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
James M.                              17,500        17,500          0.0111       0
Esbenshade
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
William E. Jr. &                      7,500         7,500           0.048        0
Annette A. Kelly
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Martin A. &                           15,000        15,000          0.095        0
Gladys F.
Schickram
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Susan Lowenstein                      7,500         7,500           0.048        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Preeminence Group   Mgmt Co.          20,000        20,000          0.127        0
                    Glenn Diller
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Tena M. Peachey                       37,500        37,500          0.238        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
David G. Peachey                      12,500        12,500          0.079        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Jan L. & Keith H.                     7,500         7,500           0.048        0
Keeney
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Paul D. Yoder                         11,500        11,500          0.073        0                Relative of
                                                                                                  chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Robert Getz                           7,500         7,500           0.048        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Barbara L. Zerbee                     5,000         5,000           0.032        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Excell Equities     Mgmt Company      7,500         7,500           0.048        0                Relative of
                    Oliver Mast                                                                   chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Amos Beiler                           5,000         5,000           0.032        0                Relative of
                                                                                                  chairman
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Martin Hatchery     Poultry Hatchery  5,000         5,000           0.032        0
Poultry Farm        Howard Martin
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Mary Ann Hays                         5,000         5,000           0.032        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Elizabeth H.                          5,000         5,000           0.032        0
Martin
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Lee H. Martin II                      5,000         5,000           0.032        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Brayne Holdings     Mgmt Company      10,000        10,000          0.063        0
                    Paul Yacoe
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------

                                       17

------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
David B. Grove                        5,000         5,000           0.032        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Michael L. Fuller                     2,500         2,500           0.016        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Sharon L. Fuller                      2,500         2,500           0.016        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Joseph A. Fuller                      2,500         2,500           0.016        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Eagle Management    Mgmt Company      5,000         5,000           0.032        0
Services            John Jacobs
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Ike Stoltzfus                         6,000         6,000           0.038        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
William L. &                          5,000         5,000           0.032        0
Beverly Casagranda
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Moses S. King                         5,000         5,000           0.032        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Richard Howarth                       5,000         5,000           0.032        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
James S. Herr                         25,000        25,000          0.158        0
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
Robert M.                             5,000         5,000           0.032        0
Esbenshade
------------------- ----------------- ------------- --------------- ------------ ---------------- --------------------
(1)      Assuming the sale of all shares offered.

(2)      Each relative resides in a separate household. Each relative has sole dispositive and voting power respect to these shares. There are no agreements or understandings, written or oral, between or among these relatives and Mr. Mast concerning the disposition or voting of these shares.

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are:

Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of
Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland,
Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey,
New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island,
South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Although we
have submitted all necessary applications to secure this listing, we cannot secure this listing and thus this qualification until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We have been advised by the state of Pennsylvania that our securities will be automatically qualified for secondary trading in Pennsylvania without any filing, review or approval after this registration statement is declared effective.

All our shareholders currently reside in these states.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

                              PLAN OF DISTRIBUTION

Selling shareholders are offering up to 2,273,550 shares of common stock. The selling shareholders will offer their shares at $2.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

                                       18

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made, may be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

                                       19

All of the foregoing may affect the marketability of our securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling shareholders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling shareholders.

Should any substantial change occur regarding the status or other matters concerning us or the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas,
Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho,
Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi,
Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North
Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah,
Washington, West Virginia, and Wyoming. Although we have submitted all necessary applications to secure this listing, we cannot secure this listing and thus this qualification until after this registration statement is declared effective.
Once we secure this listing, secondary trading can occur in these states without further action.

We have been advised by the state of Pennsylvania that our securities will be automatically qualified for secondary trading in Pennsylvania without any filing, review or approval after this registration statement is declared effective.

All our shareholders currently reside in these states.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of three years, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

--------------------- ---------- ----------------------
Name                     Age        Position
----                    ---        --------
--------------------- ---------- ----------------------
Dennis L. Mast           43         Chairman / CEO
--------------------- ---------- ----------------------
Thomas F. Barbee         53         Director / COO
--------------------- ---------- ----------------------

Mr. Dennis Mast, Chairman and Chief Executive Officer, founded the company in
December 1999. From 1998 to date, he has been the principal of Capital Access, a leasing company.  From 1999 to date, he has been the principal of Free Harbor
LLC, a management company. From April 1998 to December 1999, Mr. Mast developed the technology and completed the patent applications for the technology and processes now being marketed by us. From October 1997 through March 1998, Mr.
Mast served as the Administrative Manager of a sub-grade utility construction company Pollution Technology, Inc. whose parent company had filed for bankruptcy and completed the close out of the company. From May 1988 through January 1997,
Mr. Mast served as the President and Chief Executive Officer of an environmental engineering company Environmental Aspecs, Inc. involved in the cleanup of hazardous wastes. After his departure from his position at Environmental Aspecs,
Inc. in January 1997, the company filed for Chapter 11 reorganization in 1998.
He was not a participant in the filing. Related civil litigation with a lending institution was resolved without the finding of any liability on the part of Mr.
Mast. In 1997, Mr. Mast was granted certifications from the North Carolina
Licensing Board for General Contractors for "Highway Construction" and "Public
Utility - Water & Sewer Construction".

                                       20

Mr. Thomas F. Barbee, President, joined HydroFlo, Inc in August 2000 and became a Director in July 2002. From October 1998 to June 2000, Mr. Barbee was a Senior
Vice President for Brownfields Redevelopment International, LLC, a property development company. From May 1996 to July 1998, Mr. Barbee held the position of
Regional Business Development Manager at TRC Environmental, Inc., an
environmental consulting company. prior to joining TRC, Mr. Barbee held senior, officer level positions with Ecoflo, Inc., an environmental clean-up company,
YWC Southeast, Inc., an environmental consulting and engineering company, and
Handex Environmental Services, an environmental remediation company. Mr. Barbee has also held senior level technical positions with Parsons/Engineering Science,
Inc., and environmental engineering firm, and received a Bachelor of Science
Degree from Guilford College in 1971.

Mr. W. Keith Webb resigned as a director in April 2003, orally indicating to us that time conflicts with his existing business prevented him from devoting the time necessary to remain one of our directors.

Directors serve for a three-year term. Our bylaws currently  provide for a board of directors comprised of a minimum of three directors. We are currently searching for a new director to replace Mr. Webb.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

Except as set forth above, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this registration statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

                                       21

      -------------------------------------- --------------------------- --------------------
      Name and Address                       Number of Shares of         Percentage
      ----------------                       --------------------        -----------
                                             Common Stock
                                             ------------
      -------------------------------------- --------------------------- --------------------
      Dennis L. Mast                         13,500,000                  85.6
      4418 Penrose Valley Circle
      Cary, NC 27511(1)
      -------------------------------------- --------------------------- --------------------
      Milford S. Mast (2)                        1,312,500               8.3
      466 N. Manor Road
      Elverson, PA  19520
      -------------------------------------- --------------------------- --------------------
      All directors and named executive      13,500,000                  85.6
      officers as a group
      (3 persons)
      -------------------------------------- --------------------------- --------------------

     (1)  Shares owned by Capital Access, of which Mr. Dennis Mast is the principal.
     (2)  Includes shares owned by Regional Marketing Co., of which Milford
          Mast, father of Dennis Mast, is the principal.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon
15,773,550 shares of common stock outstanding as of January 31, 2003.

                            DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our articles of incorporation and bylaws is qualified in its entirety. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 20,000,000 shares of common stock with $.001 par value per share. After giving effect to a three-for-one stock split effective
April 30, 2001 and an additional three-for-two stock split effective July 8,
2002, as of the date of this registration statement, there were 15,773,550 shares of common stock issued and outstanding held by 56 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

                                       22

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.
There are not any provisions in our Articles of Incorporation or our by-laws that would prevent or delay change in our control.

Preferred Stock

We are authorized to issue 5,000,000 shares $0.01 value par preferred stock. As of the date of this registration statement, there are no preferred shares outstanding. We presently have no plans to issue any shares of preferred stock.
However, preferred stock may be issued with preferences and designations as the board of directors may from time to time determine. The board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholders and may assist management in impeding an unfriendly takeover or attempted changes in control.

There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

                            INTEREST OF NAMED EXPERTS

Our Financial Statements as of June 30, 2002 and June 30, 2001 and for the years then ended and for the period from inception (December 30, 1999) to June 30, 2002 included in this registration statement and prospectus have been audited by
Grant Thornton LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm as experts in accounting and auditing.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa FL. We have agreed as of
October 1, 2002 to retain the principal of Williams Law Group, M. T.
Williams, Esq., individually, to assist us in 1934 Act filings for a period of two years following the effectiveness of this registration statement and have agreed to issue to him individually 125,000 shares of our common stock for providing these services.

                                       23

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our by-laws, subject to the provisions of North Carolina Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

We were incorporated in North Carolina on  December 30, 1999. We operate a website at http://www.hydroflo.cc.

Since our inception we have devoted our activities to the following:

        o   Raising capital;
        o   Developing and patenting our products;
        o   Securing manufacturers for the products we sell; and
        o   Developing an independent sales force and markets for the products and services we offer.

HydroFlo is developing its business to be an international provider of wastewater treatment solutions for industrial and governmental entity customers.
HydroFlo designs, builds, and installs aeration equipment used for pre-treatment of wastewater. We also provide a full range of related services to companies and municipalities to treat their wastewater at the treatment plant by the use of the energy efficient aeration systems in treatment lagoons.

Using our patented HydroFlo Pressure Line Up Stream or PLUS pre-treatment system, customers begin the treatment process at their pumping stations, prior to the wastewater reaching a treatment plant.

The cost to the customer of integrating the HydroFlo PLUS technologies are offset with cost savings in other areas. The cost of chemical treatment for the purposes of odor control is generally more than that of the HydroFlo system as the customer is required to install a metering system for installation of the chemicals, and a chemical storage tank. The units often cost close to the same amount as the cost of the HydroFlo PLUS system. In addition to the chemical equipment costs, chemicals must be purchased on an ongoing basis. Other benefits related to the pre-treatment of wastewater including improved aeration, reduced toxicity and corrosivity, and improved efficiency of the overall treatment systems.

                                       24

In certain cases where the PLUS systems are used in a majority of the lift stations for a municipality, the efficiency of the treatment plant will be improved considerably because the primary treatment method -aeration- is being performed prior to the wastewater entering the plant, presenting a viable alternative to expansion of the facilities and saving capital expenditures. This will allow us to present our HydroFlo PLUS technology to municipalities as a lower-cost alternative to building new wastewater treatment facilities or expanding existing installations.

PRINCIPAL PRODUCTS & SERVICES

HydroFlo PLUS system:  Aeration system for sewage treatment in pipes prior to reaching treatment facilities

In the United States and other countries, the sewage from homes and commercial operations is collected and conveyed through extensive underground networks of interconnected piping, which delivers the sewage to the treatment facility.
Because of the expansiveness and topography of these systems, sewage flows cannot always be conveyed by gravity alone. As a result, pumping stations are typically installed in the systems to lift the flow over high elevations and on to the treatment facility.

Because pumping stations to move the sewage and wastewater through a grid of piping structures already exist, with the addition of our PLUS system at the pump, those piping structures can be used to begin the treatment process prior to the sewage reachingthe treatment plant. The addition of our pre-treatment unit at the pumping station does not require additional pumping power costs.

The PLUS system is a new approach to odor control and preconditioning of the wastewater in the collection and conveyance system. The PLUS system is able to do with oxygen what has been done in the past with chemicals that require treatment for removal at the wastewater treatment facility. Oxygen in the form of microbubbles generated by the HydroFlo PLUS system is introduced directly into the pipes at the pumping station at which point they are pumped by the primary pumps directly into the main pipes. This has never been accomplished before primarily due to the size of the bubbles. Bubbles larger than the 1-10 micron size bubbles that HydroFlo systems produce cause destruction of the equipment. HydroFlo bubbles are so small that they are able to pass through the pump without this damage. The purpose of the process is to create an aerobic or oxygenated environment in order for the bacteria to utilize the organics as a food source in the decay and treatment process.

                                       25

By using the HydroFlo's patented technology, a municipality or other user can have its wastewater converted from non-oxygenated or anaerobic state to an oxygenated or aerobic state. This has the following benefits:

        o   By having the wastewater converted to an aerobic condition, odor will be limited because production of odor-causing hydrogen sulfide is found in anaerobic conditions eliminated by the use of our technology.

        o   Organic material will also be reduced since the microorganisms depend on oxygen to break down the waste.  This results in the reduction in sludge at the municipal treatment plant.  The amount of the reduction in organic matter is dependent on the amount of treatment provided at the pumping station, which can be varied to meet the needs of the user.  The treatment activity is be further enhanced because typical temperatures in the underground sewer pipeline system are stabilized and not affected by outside temperatures as occurs at the treatment plant, thus resulting in more efficient treatment than if oxygen was not introduced by our system.

As a result, the capacity of a sewage treatment plant can increase without a major capital investment and with reduced operational costs.

We have completed all product design and have also completedoperational testing confirming the system operates as intended over time.  We have received non-
cancelable purchase orders or contracts for these products, as follows:

Emory Wilson [1]

-------------------------- -----------------------------------------------------
Name of Product [2]        PLUS 250-20 System
-------------------------- -----------------------------------------------------
Date of Purchase Order     3/24/03
-------------------------- -----------------------------------------------------
Date negotiations for
purchase order began       November 2002
-------------------------- -----------------------------------------------------
Purchase order negotiated
by                         Jim Gill, employed as Product Development Specialist
                           by HydroFlo
-------------------------- -----------------------------------------------------
Anticipated date product
will be completed          Completed and in stock
-------------------------- -----------------------------------------------------
Anticipated date product
will be delivered          On or before May 30, 2003
-------------------------- -----------------------------------------------------
Total Payments Due         $68,735
-------------------------- -----------------------------------------------------
Anticipated Date of receipt
of payments by HydroFlo    30 days from shipment of product, or anticipated to
                           be June 30, 2003
-------------------------- -----------------------------------------------------

[1]  Emory Wilson is not affiliated with us or any of our officers or directors.

[2]  We are the manufacturer of this product.

Valley Water Technologies [1]

-------------------------- -----------------------------------------------------
Name of Product [2]        Two PLUS 250-20 Systems
-------------------------- -----------------------------------------------------
Date of Purchase Order     4/7/03
-------------------------- -----------------------------------------------------
Date negotiations for
purchase order began       May 2002

-------------------------- -----------------------------------------------------
Purchase order negotiated
by                         Steven Hausman for our distributor Valley Water
                           Technologies; Tom Barbee for HydroFlo
-------------------------- -----------------------------------------------------
Anticipated date product
will be completed          Currently in operation at ConAgra Facility [3]

-------------------------- -----------------------------------------------------
Anticipated date product
will be delivered          Currently in operation at ConAgra Facility [3]

-------------------------- -----------------------------------------------------
Total Payments Due         $69,700
-------------------------- -----------------------------------------------------
Anticipated Date of receipt
of payments by HydroFlo    May 7, 2003

-------------------------- -----------------------------------------------------

[1]   Valley Water Technologies is one of our 16 current distributors.  Other than our distributor agreement, Valley Water Technologies is not affiliated with us or any of our officers or directors.

[2]   We are the manufacturer of this product.

[3]   ConAgra is not affiliated with us or any of our officers or directors or
      Valley Water Technologies or any of their officers or directors.

We have left a unit in place in Raleigh NC approximately three miles from our headquarters to use for demonstrations to potential customers. The city is not paying us for the use of this unit. They have advised us they currently do not have sufficient budgeted funds to purchase the unit, although they have no objection to our leaving the unit in place.

HydroFlo ATS system:  Aeration basin aeration system

The application of oxygen to a wastewater aeration basin in order to accelerate the decomposition of organics and the purification of water has been performed mechanically for hundreds of years. The application of the ATS system to aeration basins is a new and energy efficient means of applying oxygen to wastewater for purification purposes but the application itself is standardized in the industry.

                                       26

The HydroFlo ATS System TM uses pumps and pressure tanks to operate as a high-pressure gas dissolution system and produces a micro-bubble in a size that is 1000-4000 times smaller than the closest competitor giving a very high dissolution rate of oxygen to water. This means rise rates for bubbles generated by the ATS System TM is extremely slow giving extended time for the oxygen in the bubbles to come in contact with the water and higher standard oxygen transfer efficiencies. In addition, the ATS Systems TM allow for the use of either ambient air or enhanced gases such as pure oxygen to effect a greater transfer rate of oxygen and to minimize the electrical and mechanical costs. The
ATS System TM includes no porous membranes to plug or foul. Use of the ATS
System TM with its mixing abilities gives the result of no stratification in the pond. This eliminates varying layers of oxygen levels in a basin or pond, called stratification, and allows for faster, more effective wastewater treatment.

We have completed design and on-site testing of this product. We have received a non-cancelable contract for this product, as follows:

Happy Cloud Ranch [1]

-------------------------- -----------------------------------------------------
Name of Product [2]        Three Pond Aeration and mixing systems
-------------------------- -----------------------------------------------------
Date of Purchase Order     2/24/03
-------------------------- -----------------------------------------------------
Date negotiations for
purchase order began       12/15/02

-------------------------- -----------------------------------------------------
Purchase order negotiated
by                         Tom Barbee
-------------------------- -----------------------------------------------------
Anticipated date product
will be completed          Completed, but one component remains to be shipped to
                           California
-------------------------- -----------------------------------------------------
Anticipated date product
will be delivered          May 9, 2003

-------------------------- -----------------------------------------------------
Total Payments Due         $99,443
-------------------------- -----------------------------------------------------
Date of receipt of
payments by HydroFlo       2/25/03 - $20,000
                           4/5/03 - $20,000
                           Expected on 5/10/03 - $40,000
                           Expected on 6/30/03 $ 19,443
-------------------------- -----------------------------------------------------

[1]   Happy Cloud Ranch is not affiliated with us or any of our officers or directors.

[2]   We are the manufacturer of this product.

Demonstrations for this product have been completed for the Federal Emergency
Management Association, or FEMA, in Berryville, VA, We have submitted a proposal for approximately $22,000 to FEMA but we understand funding is not currently available for purchase. A follow-on demonstration is pending for Kimberly Clark in Wisconsin. Technical problems related to freezing weather and the inadvertent shut-down of other aeration units which were not ours, and not problems associated with our unit, during our initial test with Kimberly Clark in
December 2002 resulted in a request by Kimberly Clark for a retest later this year, although no date has been set. No proposal has been submitted to Kimberly
Clark. Neither FEMA nor Kimberly Clark expressed any dissatisfaction with our units.

This product can be delivered notwithstanding the cancellation of our royalty agreement with Aquatex Group Industrie S.A. or Agisa as we can build a comparable system with parts that are commercially available from alternative sources. Our manufacture of these comparable systems will not be in conflict with any proprietary rights of Aquatex Group Industrie S.A.  as it uses no protected physical components or technology of the Agisa system, as follows:

----------------------------------------- ------------------------------------- ---------------------------------
                                          Agisa System                          HydroFlo System
----------------------------------------- ------------------------------------- ---------------------------------
Principal Physical Technology Components  Cylindrical pipe with inner piping to High pressure vessels allow for simple mixing under
                                          approximately one atmosphere or less
                                          of pressure
----------------------------------------- ------------------------------------- ---------------------------------
                                          N/A                                   Gas Introduction systems
----------------------------------------- ------------------------------------- ---------------------------------
                                          N/A                                   High pressure pumps and controls
----------------------------------------- ------------------------------------- ---------------------------------
                                          N/A                                   Mixing system
----------------------------------------- ------------------------------------- ---------------------------------

----------------------------------------- ------------------------------------- --------------------------------
Difference between Agisa system and       Agisa system operates as low pressure HydroFlo system operates as high
HydroFlo system components                static mixer using pipe               pressure gas dissolution system with
                                                                                vessels, high pressure pumps and
                                                                                complex external mixing to enhance
                                                                                oxygen transfer efficiencies
----------------------------------------- ------------------------------------- ---------------------------------

----------------------------------------- ------------------------------------- ---------------------------------
Reason for non-infringement on Agisa                                            None of the physical elements in the
patent for the component                                                        HydroFlo system use or are in conflict
                                                                                with the proprietary pipe or simple
                                                                                mixing technology of Agisa system
----------------------------------------- ------------------------------------- ---------------------------------

There are the following number of manufacturers available for the following principal components in our system:

High Pressure Vessels - 12
Gas Introduction systems - 3
High pressure pumps and controls - 12
Mixing system - 4

We had been working to develop our technology for approximately one year prior to the termination of the Agisa contract. Nothing in the Agisa contract prohibited us from developing competing technology. When we were satisfied that our technology was ready for commercial sale, we terminated our agreement with
Agisa. Thus, we were able to contract to deliver our technology shortly after the termination of our contract with Agisa. By terminating the agreement, we avoided incurring on-going royalty payments.

Manufacturing

We purchase component parts for our PLUS and ATS systems and assemble them ourselves. For the PLUS system, the components are manufactured by one of three available contract manufacturers. We have from three to 12 suppliers of the principal parts of our ATS system, as described above. Except as set forth below, we have no contracts or other arrangements with these manufactures.

All component manufacturers are qualified by us and are required to sign and conform to secrecy agreements, non-competition agreements, and must meet all specifications of manufacture. All components manufactured by these suppliers must meet specifications established by American Society of Mechanical Engineers which list the design, materials, fabrication and testing requirements for the amount of pressure used in the components of our products. Individual components of a system are assembled at the project site currently and we offer systems to be shop assembled and skid mounted for transport to the project site in the future. Typical lead time for manufacturing and assembling the major components of the HydroFlo PLUS and ATS systems is 6-8 weeks.

We will maintain a minimal inventory of major components and replacement parts in order to respond to emergency scenarios or unusual delivery demands.

Our main component supplier for both systems, TriWeld, Inc., which is not affiliated with us, has accounted for 90% on a dollar value basis of the components made for us to use in our products to date.

We do have a strategic alliance agreement with this supplier; however the agreement only obligates the supplier to use its best efforts to product products within times quoted after receiving a purchase order from us. In addition, during the one year term of the agreement, which commenced October 1,
2002, the supplier agreed that it shall not, directly or indirectly, offer, market, sell or otherwise deal in any products substantially similar in design or usage to our products. The agreement may be terminated on 30 days notice with an opportunity to cure. Should this supplier cease to manufacture our products in the future, our revenues may decline if we are unable to quickly locate alternative manufactures who do not charge us more for what they supply.

Accordingly, we continue to seek additional component suppliers for both systems, as follows:

We have interviewed and received quotations on units from two additional manufacturers from whom we can obtain our equipment, R-V Industries of Honey
Brook, PA and Edwards, Inc. of Spring Hope, NC. No commitments or purchase arrangements with these suppliers have been negotiated.

Royalty Agreement

On April 1, 2000, we entered into a licensing agreement with Aquatex Group
Industrie S.A., also known as Agisa, for the right to manufacture and sell basin aeration technology and related equipment. The agreement was terminated by mutual agreement on December 20, 2002. The financial statements reflect that $22,500 is still owed under this agreement.

                                       27

Marketing

Marketing activities are performed by HydroFlo employees with the title of
Product Development Specialists or PDSs. Two Product Development Specialists
currently work for HydroFlo and cover the east coast of the US. PDSs have engineering and technical backgrounds and are responsible for working with
Manufacturer's Representatives located throughout the United States. The PDSs are compensated by a salary of $60,000 per year with an additional commission of
1% of sales from future representatives managed by them.

HydroFlo also provides products nationwide and abroad in Slovenia, Croatia,
Former Yugoslavia, Bosnia, Herzegovina, Germany, Macedonia by way of a network of manufacturer's representatives. Each of the manufacturer's representatives maintains a number of salespeople working with end-users of HydroFlo's products.

A sales representative company receives 10% of a total sale when a customer purchases or signs a service agreement for our system. Several of our representatives do sell competing aeration equipment but do not sell anything competing with the HydroFlo PLUS system. Revenue from sales made by these sales representatives has been minimal to date. These relationships can be terminated by either party at any time upon 30 days advance notice.

Each of the 16 manufacturer's representatives except Valley Water Technologies, our original distributor with whom we have an oral understanding, has written contracts with us. Our standard commission is 10%, however we may pay an additional commission based upon the facts and circumstances of any particular order. The representatives were selected based on a number of factors such as whether or not they currently serve the water and wastewater treatment markets with synergistic services and/or equipment, the type of equipment that they were currently providing, the geographic territory that the salespeople were covering, and the gross sales revenue that they were accomplishing. A typical candidate manufacturer's representative may specialize in either municipal or private industrial markets, have additional product lines that are components of water and wastewater treatment, and be active with regard to regional and national trade shows.

                                       28

Advertising is conducted by participation in trade shows with independent representatives.

If necessary due to a lack of operating income or inability to secure debt or equity financing, we intend to institute an expense reduction program in April
2003 to reduce our cash expenses by $25,000 per month including reductions in marketing and travel expenses. We will continue our marketing efforts, but focus them on areas where we believe, based upon prior sales presentations and demonstrations, that there is the greatest possibility for sales, including
North Carolina, South Carolina, Virginia, Maryland, Delaware, New Jersey,
Pennsylvania, California, Oregon, Washington, Arkansas and Florida.

The Sales Process

The typical sales process to end-users will vary depending on the region, whether or not the end-user is a private or public customer, and what stage of development we are in within a geographic region. Generally municipal end-users will require a longer sales cycle due to the municipal budgeting and approval process being on an annual cycle. Private end-users may react more quickly to our technology and have the funds more readily available for product acquisition.

There are regional factors such as climate, water reuse requirements, leisure and resort locations, and relatively flat topography that may make the HydroFlo
PLUS system more quickly accepted. If odors are detected at resort locations, the business is impacted. Relatively flat topography found at the various coasts of the US require that pump stations be used to transport waste. Pump stations are typically anaerobic and generate hydrogen sulfide gas that is emitted to the atmosphere at pump locations, air relief valves and at the point that the force mains discharge to sewers. In northern climates, odors and corrosion are generated year round. Most outdoor activity that puts the public in contact with odors emanating from sewer mains occurs during the warmer months.

The third major external effect on HydroFlo's sales process is whether or not we currently have a unit installed within the region to rely on as a reference site. We have a more difficult time introducing the first system within a region. Once the system is in place and other end-users are able to see how the units are operating and how the units may benefit their processes.

To accelerate the use by end-users, we have designed and built mobile units to demonstrate the HydroFlo Systems at the end-user's sites as well as to confirm our sizing models. A second step to shorten the sales cycle has been to offer a contingent sale. Contingent sales are defined as an offering to perform a full size trial at a candidate site for a limited period of time. If at the end of a relatively short, predefined time period the process is operating within a previously defined set of parameters, then a purchase order is issued based on a previously agreed to price. A third step to shorten the sales cycle has been to offer the units on a lease, lease/service agreement basis. The lease, lease/service agreement is designed to offer the client the option to acquire the HydroFlo System as an incremental portion of their existing operating costs rather than as a capital costs. Typically capital equipment requires a lengthy budgeting and approval period. The Company has not yet determined the appropriate accounting treatment for these various sales types.

Customers

Our customers are primarily local municipalities or industries that are required to treat wastewater. Generally, we do not sell our equipment and process.
Instead, systems, equipment, and services are provided by way of an all-inclusive service contract. These service contracts include the provision, installation, and maintenance of the HydroFlo systems and related equipment.
This allows customers operating within a budget process to obtain the system for lower up-front costs, thereby allowing them the opportunity to procure our equipment and services and stay within their operating budgets.

                                       29

We also intend to sell directly to Original Equipment Manufacturers or OEM's. In addition to marketing to end-users through manufacturer's representatives,
HydroFlo will sell directly to OEM's. The purpose of selling directly to OEM's, besides the obvious advantage of increased sales, is to distribute our product in significantly higher volumes as an integral component of an OEM's wastewater treatment system. OEM's targeted by HydroFlo include oxygen generator manufacturers, packaged wastewater treatment plant manufacturers, pump manufacturers, liquid and wastewater mixing equipment manufacturers, and lift station manufacturers. We have no existing contracts or commitments with OEM's at this time. However, should we obtain such contracts or commitments, our contracts with our representative groups specifically allow for HydroFlo to include its aeration equipment into OEM's processes as long as the HydroFlo components are not sold separately to end users.

Warranty and Insurance

We plan to warrant our systems against defects in quality and our manufacturers will stand behind their work. We have not had returns since we have had few sales but the units we have placed for demonstrations and trials for more than 1
1/2 years have not had problems that would constitute a warranty issue. We have a business owners insurance policy which includes $2,000,000 products /completed operations liability coverage.

Intellectual Property

US Patent # 6,284,138 "Method and arrangement for introduction of sewage pre-treatment upstream of sewage treatment facility" was issued to HydroFlo in
September, 2001.

HydroFlo filed for Trademark Protection for Logo and Service marks for the
HydroFlo logo with the wave and for the HydroFlo logo with the wave and the words HydroFlo, Inc. on August 10, 2002.

Research and Development

During our last fiscal year we spent $15,658 on research and development.
We expect to spend $90,000 on research and development during the current fiscal year on the following:

        o   Formal Certification of Standard Oxygen Transfer Efficiency - this certification will consist of engineering testing by a recognized independent professional in the water aeration industry.
        o   Best Available Technology Certification - this certification will require trials being conducted by an independent testing agency for government agencies, such as the Environmental Protection Agency.
        o   Design of ancillary equipment - process enhancements to our products in areas such as electrical control panels and unit housing.

We anticipate this research and development will be funded through internal cash flow.  None of our research and development is sponsored by customers.

COMPETITION

The wastewater treatment industry is increasingly competitive with hundreds of competitors using various technologies. We expect competition to become increasingly intensified in the future. Therefore, competition is rapidly evolving and there are no assurances that we can keep pace with the intense competition in this market.

                                       30

Many of our competitors have significantly greater brand recognition, customer bases, operating histories and financial and other resources. In addition, many companies have expanded the size of their operations by acquiring other complimentary companies to form advantageous strategic alliances. We compete with other wastewater treatment firms. In addition, many of our competitors offer the less effective but similar services at less cost than us and have the financial resources to create more attractive pricing.

Our primary competitors are:

        o   Vivendi Environment
        o   U.S Filter
        o   Davis Products Company
        o   Aqua Aerobics Systems, Inc.

These competitors have the following advantages over the services that we now offer:

        o   A larger sales force;
        o   Greater brand recognition; and
        o   A longer corporate history.

Because we do not offer an exclusive set of services and products, we will encounter difficulties in distinguishing our services and products from others.
The system we bring to market has not been introduced previously. Engineering professionals are generally cautious about recommending new products to the market if not familiar with them. We have therefore been installing trial units for proof of the validity of the technology.

HydroFlo PLUS Systems

The only mechanical competitors for the HydroFlo PLUS system are passive systems manufactured by Biocube and Calgon. Both of these systems rely on contaminated air being drawn through either activated Carbon or a biofilter for odor control and neither of these systems treat the cause of odors or corrosion, namely anaerobic production of hydrogen sulfide. A typical capital cost for a large biocube system is on the order of $300 per standard cubic foot per minute.
Operating costs are similar to the HydroFlo Plus System.

Competition in the area of odor control through control of the bacteria that generate hydrogen sulfide include the following:

Bioxide - A highly nitrated product added to the wastewater in the wet well of lift stations. The purpose of the introduction of this compound is to control the odor at the lift station and in the pipeline transporting the wastewater to the treatment plant. This product is distributed and manufactured by Davis
Products, which is a subsidiary of U.S. Filter, a subsidiary of Vivendi
Environment. Vivendi is a large company dealing in many facets of the wastewater equipment business.

                                       31

Disadvantages of using Bioxide include:

        o   the costs to install a storage and metering system to inject Bioxide into the water,
        o   the ongoing cost of the chemicals that need to be added on a consistent basis,
        o   as more bioxide is used in a system than can be absorbed into the wastewater the remaining nitrates must be removed by the use of aeration in the lagoon at the treatment plant,
        o   the use of bioxide does nothing to decrease corrosion in the pipeline system, and
        o   inconsistent results from the use of Bioxide due to critical inconsistencies with the wastewater stream.

Competitive advantages for using the PLUS system from HydroFlo instead of
Bioxide are that:

        o   the cost of the purchase and installation of the HydroFlo PLUS system is often not much more than the cost of the storage and metering equipment required for the Bioxide use,
        o   no chemicals are required to be used for the success of the PLUS system and the cost of the system is usually less than one year's use of Bioxide chemicals,
        o   the use or air or oxygen in the pipeline conditions the wastewater to an aerobic state  similar to that at the treatment plant, and
        o   the elimination of toxic and corrosive hydrogen sulfide reduces the loading at the wastewater treatment facility and reduces corrosivity in the pipeline.

Odophos - An iron sulfate product added to the wastewater in the wet well of lift stations to control the odor at the lift station and in the pipeline transporting the wastewater to the treatment plant. This product is distributed and manufactured by a company named Davis Products, which is a subsidiary of
U.S. Filter, which is a subsidiary of Vivendi Environment. Disadvantages of using Odophos include:

        o   the requirement to install a storage and metering system to inject
            Odophos into the water,
        o   the ongoing cost of the chemicals that need to be added on a consistent basis,
        o   as with any chemical usage there is a propensity to add an excess of chemicals, which require later removal,  in order to avoid continuous adjustment at the lift station, and
        o   the use of Odophos does little to decrease corrosion in the pipeline system

                                       32

Competitive advantages for using the PLUS  system from HydroFlo instead of
Odophos are that:

        o   the cost of the purchase and installation of the HydroFlo PLUS system is often not much more than the cost of the storage and metering equipment required for the odophos use,
        o   no chemicals are required to be used for the success of the PLUS system and the cost of the system is usually less than one year use of odophos chemicals,
        o   the use or air or oxygen in the pipeline promotes the aerobic conditions similar to that found at the treatment plant, and
        o   the use of air and oxygen in the  pipeline system eliminates the hydrogen sulfide which is the cause of corrosivity in the  pipeline.

HydroFlo ATS Systems

Main competitive products for this category of products include the following:

Veri-Cant Jet Aeration

The Veri-Cant Aeration System operates primarily by the induction of air and oxygen into a stream of pumped water. The system is effective at introducing large bubbles into the waste stream and providing kinetic mixing but the standard oxygen transfer efficiency is relatively low due to the size of the bubbles and the rise rate through the pool of wastewater.

These systems are manufactured and distributed by U.S. Filter, a subsidiary of
Vivendi Environment. Competitive advantages for the HydroFlo ATS System TM include HydroFlo's bubble size that is 1000-4000 times smaller giving a very high dissolution rate of oxygen to water. This means rise rates for bubbles generated by the HydroFlo ATS System TM are extremely slow giving extended time for the oxygen in the bubbles to come in contact with the water and higher standard oxygen transfer efficiencies. In addition, HydroFlo ATS Systems TM allow for the use of either ambient air or enhanced gases such as pure oxygen to effect a greater transfer rate of oxygen and the minimize the electrical and mechanical costs.

Membrane Diffusers

Membrane Diffusers are generally rubber or some other man-made porous disk or tube that is placed in the wastewater, connected to blowers, and high volumes of air are pumped into the pool of wastewater at relatively high pressures. Primary benefits are that the membrane diffusers allow for good mixing within the wastewater pool while providing marginal aeration. The aeration characteristics of membrane diffusers are superior to surface aerators in that the entire pool is mixed and aerated instead of just the top layer. The disadvantages of membrane diffusers are that the membranes plug and rupture. Once the membrane has ruptured, the air bubble size become very large with transfer efficiencies plummeting. Additional disadvantages with membrane diffusers include high heat gain from injecting compressed heated air into the pool, high electrical costs due to the use of inefficient high pressure blowers to get air into a pool with high hydrostatic head, decreased operating efficiencies due to air leaks at the connections of the air conveyance lines, high maintenance costs for the blowers, distribution system and electrical motors, and finally decreased efficiencies due to the fact that the entire basin is required to be taken out of service to replace a ruptured or fouled membrane.

                                       33

Membrane diffusers are made and sold by large companies such as U. S. Filter and numerous small companies such as Aqua-Aerobics.

Competitive advantages for the HydroFlo ATS System TM include no porous membranes to plug or foul, bubble size is 1000-4000 times smaller giving a very high dissolution rate of oxygen to water, rise rates for bubbles generated by the HydroFlo ATS System TM are extremely slow giving extended time for the oxygen in the bubbles to come in contact with the water and higher standard oxygen transfer efficiencies. In addition, the HydroFlo ATS System TM allows for the use of either ambient air or enhanced gases such as purified oxygen streams to allow for greater oxygen transfer efficiencies and minimized electrical and mechanical costs.

Floating Mechanical Aerators

These systems are manufactured and distributed by a number of companies, one of the more prominent being Aqua-Aerobics Systems, Inc, a US company located in
Illinois. Aqua Aerobics provides many different types of wastewater treatment equipment including floating mechanical aerators. Floating aerator advantages include operator familiarity and the visual effect of large amounts of water being thrown into the air. The disadvantages of this technology is that its operating efficiencies are below the membrane diffusers, the potential for pool stratification is great - reducing the efficiency of treatment, the operating and maintenance costs are excessive.

Competitive advantages for the HydroFlo ATS System TM include no stratification of the pool, 1-10 Micron bubble size gives a very high dissolution rate of oxygen to water, rise rates for bubbles generated by the HydroFlo ATS System TM are extremely slow giving extended time for the oxygen in the bubbles to come in contact with the water and higher standard oxygen transfer efficiencies. The
HydroFlo ATS System TM allows for the use of either ambient air or enhanced gases such as purified oxygen streams to allow for greater oxygen transfer efficiencies and minimized electrical and mechanical costs as well as the fact that all maintainable parts are located on dry land and do not require a crane to remove, replace or maintain.

Employees

We currently have the following employees:

Full time: 5
Operations - 1
Management - 1
Sales - 2
Other [specify] - 1  Research & Development

Part time: None

                                       34

In the next twelve months, we anticipate we will have the following employees:

Full time:  10

Clerical - 1
Operations - 1
Management - 1
Sales - 6
Other [specify] - 1  Research & Development

Part time: None

We have no collective bargaining agreements.  We consider our relationship with our employees to be excellent.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

HydroFlo, Inc. is a development stage enterprise, incorporated in North Carolina on December 30, 1999, to design and distribute aeration and oxygen mixing equipment specifically designed for municipalities and industry requiring improved dissolved oxygen in water. Since inception, we have focused primarily on developing and patenting this new technology for the sewage treatment industry. During the year ahead, we plan to focus on marketing and selling our technology and related products and services to this industry.

Our aggregate revenues for the six months ending December 31, 2002 were $52,500 versus no revenues for the same period the previous year. The following were our only three customers during the period, with sales in the following amounts:

        o   Federal Emergency Management Agency:  $500
        o   Valley Water Technologies:  $45,000
        o   Kimberly Clark: $7,000

Except for our distributor Valley Water Technologies, who rented and ultimately sold a unit to ConAgra, we do not have any long-term contracts, commitments or arrangements with them. Except for our distributor Valley Water Technologies, none of these customers is affiliated with us. In addition, none of these customers is affiliated with our officers, directors or promoters. As the Valley
Water Technologies revenues represented rental income which will now cease with
ConAgra's purchase of the rental units, the on-going revenue from Valley Water
Technologies related to these units will cease.

For the six months ending December 31, 2002, we had a negative operating cash flow of [$300,064]. We had a net working capital surplus $142,791 at December 31,
2002.

                                       35

Results of Operations - June 30, 2002 vs. June 30, 2001

Officers' compensation increased by $477,082 or 369.9% to $606,072 for the period ended June 30, 2002 from $128,990 for the period ended June 30, 2001.
This increase was caused by the issuance of stock options during 2002 with an exercise price below the fair value of the underlying common stock.

Management fees (related-party) increased by $11,800 or 28.5% to $53,200 for the period ended June 30, 2002 from $41,400 for the period ended June 30, 2001. This increase was due to increased management time required subsequent to the approval of the patent.

Research and development costs decreased by $20,459 or 56.6% to $15,658 for the period ended June 30, 2002 from $36,117 for the period ended June 30, 2001. This decrease was the result of a shift in management focus to sales and marketing rather than research and development of products.

Consulting costs increased by $18,694 or 147.2% to $31,394 for the period ended
June 30, 2002 from $12,700 for the period ended June 30, 2001. This increase was primarily due to the use of an employment consultant to assist in finding qualified personnel for hiring.

License Fees increased by $8,000 or 66.7% to $20,000 at year end June 30, 2002 from $12,000 at yearend June 30, 2001. This increase was due to the contractual terms of the licensing agreement for the aeration basin technology.

Rent costs increased by $1,942 or 20.5% to $11,398 for the period ended June 30,
2002 from $9,456 for the period ended June 30, 2001. This increase was caused by the expansion of office space due to increased personnel.

Marketing costs increased by $13,898 or 190.9% to $21,177 for the period ended
June 30, 2002 from $7,279 for the period ended June 30, 2001. This increase was caused by increased spending to provide awareness of our products to industry and municipalities in order to begin sales.

Contributions increased by $6,600 or 50.0% to $19,800 for the period ended June
30, 2002 from $13,200 for the period ended June 30, 2001. This increase was due to management's decision to provide additional charitable contributions.

General and administrative costs increased by $94,124 or 179.9% to $146,450 for the period ended June 30, 2002 from $52,326 for the period ended June 30, 2001.
This increase was primarily caused by our providing increased sales and marketing support, literature and training to our representatives.

Results of Operations - Six months ended December 31, 2002 vs. Six months ended
December 31, 2001

Employee compensation increased by $172,816 or 63% to $447,278 for the six month period ended December 31, 2002 from $274,462 for the six month period ended
December 31, 2001. This increase was caused by the hiring of additional personnel and the issuance of stock options to Mr. Barbee during 2002 with an exercise price below the market value of the underlying common stock.

Management fees payable to a related-party remained stable at $27,600 for the six month period ended December 31, 2002 compared to $27,600 for the six month period ended December 31, 2001.

Research and development costs decreased by $4,277 or 43.2% to $5,617 for the six month period ended December 31, 2002 from $9,894 for the six month period ended December 31, 2001. This decrease was the result of a shift in management focus to sales and marketing rather than research and development of products.

Consulting costs decreased by $23,414 to $0 for the six month period ended
December 31, 2002 from $23,414 for the six month period ended December 31, 2001.

License Fees increased by $2,500 or 25% to $12,500 for the six month period ended December 31, 2002 from $10,000 for the six month period ended December 31,
2001. This increase was due to the contractual terms of the licensing agreement for the aeration basin technology.

Rent costs increased by $3,975 or 77.2% to $9,124 for the six month period ended
December 31, 2002 from $5,149 for the six month period ended December 31, 2001.
This increase was caused by the expansion of office space due to increased personnel.

Marketing costs increased by $5,973 or 57.9% to $16,297 for the six month period ended December 31, 2002 from $10,324 for the six month period ended December 31,
2001. This increase was caused by increased spending to provide awareness of our products to industry and municipalities in order to begin sales.

Contributions remained stable at $10,800 for the six month period ended December
31, 2002 compared to $10,800 for the six month period ended December 31, 2001.

General and administrative costs increased by $77,208 or 103% to $152,079 for the six month period ended December 31, 2002 from $74,871 for the six month period ended December 31, 2001. This increase was primarily caused by our providing increased sales and marketing support, commissions paid for sales generated, literature and training to our representatives.

Plan of Operation for the Period January 1, 2003 - December 31, 2003

We plan to take the necessary steps to develop our products, sales and marketing and customer support. We estimate the total funds needed to be approximately
$430,000. These estimates are based upon our estimates of costs of product development, sales and marketing. Amounts necessary for these items may increase. Accordingly, our actual costs may exceed our cost estimates. We are not committed to make any of these expenditures.

                                       36

Set forth below is our plan of operations for the coming 12 months.

------------------------------ ---------------------------- -------------------------------------- -------------------
Milestone or Step              Expected Manner of           Date When Step Should be               Cost of Completion
                               Occurrence or Method of      Accomplished [from end our fiscal
                               Achievement                  quarter December 31, 2002]
------------------------------ ---------------------------- -------------------------------------- -------------------

------------------------------ ---------------------------- -------------------------------------- -------------------
Negotiate for and complete     Have Independent Reps        6 months                               $90,000
installation of trial units    identify towns to place
in each area of country        trial units at
------------------------------ ---------------------------- -------------------------------------- -------------------
Hire 4 Product Development     Advertise and interview      6 months                               $10,000
Specialists
------------------------------ ---------------------------- -------------------------------------- -------------------
Product Development                                         Commencing in month 8                   $180,000
Specialist Compensation
------------------------------ ---------------------------- -------------------------------------- -------------------
Begin National Advertising     Develop advertising          8 - 12 months                          $150,000
campaign                       materials and place
                               display advertising
------------------------------ ---------------------------- -------------------------------------- -------------------

If milestones are not met, the speed at which we expand will be hampered, and growth will occur more slowly than desired. If delays occur and we experience liquidity problems, hiring of internal sales personnel would be stopped, advertising would be decreased and independent representatives would be relied upon to do personal sales.

Liquidity and Capital Resources

From our inception in December 1999 to December 31, 2002, we have used approximately $1,072,000 in operating activities and $159,000 in investing activities. To finance these uses of cash we raised approximately $1,530,000 in cash from sales of our common stock.  As a result, at December 31, 2002 we had cash of approximately $299,000 and a net working capital surplus of $143,000.

As of April 15, 2003 we had  $191,669 of cash on hand. We believe this cash on hand will be sufficient to satisfy our operating cash requirements through
September 1, 2003.  The $191,669 does not include any anticipated revenues from the sale of products for which we have known non-cancelable purchase orders and contracts.  We received $40,000 as of April 15, 2003 on one of these contracts, but have expended it on direct costs to produce the products. Thus, this $40,000 is not reflected in cash on hand as of April 15, 2003.

As of April 15, 2003 we have known non-cancelable purchase orders and contracts in the amount of $237,838. We anticipate incurring approximately an additional
$53,900, including all sales commissions payable, in direct costs to manufacture these products in addition to the $40,000 already expended. The reason that our direct costs to produce these products are only $93,900 is that many component parts for these products were either already paid for and in inventory or, in the case of Valley Water Technologies, the products were already manufactured and on site under a lease.

Accordingly, on or before July 15, 2003, the latest date upon which we believe we will receive all payments due on these purchase orders and contracts, we anticipate receiving $143,938 in net cash revenues from these purchase orders and contracts. This assumes all customers make full and timely payments.
Assuming this occurs, we believe this additional $143,938 will be sufficient to satisfy our operating cash requirements for an additional four months through
January 1, 2004.

It is feasible that we may not receive some or all of the cash revenues from sales of these products. It is also feasible that our remaining costs to produce these products exceeds our estimate of $53,900. If we do not receive any of these cash revenues from sales of these products or if the actual direct manufacturing costs are higher than our current estimate, the remaining $53,900 or more in direct costs to manufacture these products would have to be absorbed from the $191,669 current cash on hand, which could reduce the time for which we have sufficient cash on hand sufficient to satisfy our operating cash requirements to mid to late July or August 1, 2003, at the latest.

Finally, if we do not generate any additional net revenues from new sales before January 1, 2004, we will be unable to continue operations thereafter.  We currently have no purchase orders or contracts in place for new sales. We have no plan in place that will eliminate this risk or the risk that our current customers will not pay us or pay us in a timely manner.

For the six months ended December 31, 2002, we had a net loss of [$631,955] and had a net shareholder's equity of $284,266 at December 31, 2002. Net cash used in operating activities for the period from July 1, 2002 to December 31, 2002 was $300,064. The cash used in operations was primarily due costs associated with generating sales and revenues.

Cash at December 31, 2002 amounted to $299,071, an increase of $240,195 since
June 30, 2002. Our current assets for the six month period ended December 31,
2002 are higher than our current liabilities by $142,791.

                                       37

We have no lines of credit available to us at this time. Inflation has not had a significant impact on our results of operations.

                             DESCRIPTION OF PROPERTY

Our offices are located at 3721 Junction Blvd., Raleigh, NC 27603. Our telephone number is 919-772-9925.

Office space of 1,600 square feet is rented for $1,454 per month from Gary and
Theresa Schlotterer. The non-cancelable lease expires July 31, 2003. Our offices are in good condition and are sufficient to conduct our operations.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property in insure.
We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.
Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

                                       38

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective December 30, 1999, 13,500,000 shares of our common stock were acquired by Capital Access, Inc. in exchange for a stock subscription of $30,000. The subscription balance at June 30, 2002 was $6,959. Dennis Mast is the principal shareholder of Capital Access.

On April 3, 2001 we issued 7,500 shares to Janet Boerema, Mr. Mast's sister, as payment for corporate logo design work, valued at $2,500 or $1.50 per share by mutual agreement based upon the time, effort and creativity of the process.

At June 30, 2002 and June 30, 2001, we had accounts payable balances of $115,300 and $62,100, respectively, due to Free Harbor LLC for management services.
Dennis Mast is the managing partner of Free Harbor LLC. This amount is not payable by us until profitability is reached . During fiscal 2002 Free Harbor earned $53,200 and during fiscal 2001 Free Harbor earned $41,000 as management fees. These amounts have not yet been paid.

Mr. Mast has provided personal guarantees for the office lease, for business telephone service and for cellular telephone service.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons. Also, we have not had any transactions with any promoter. We are not a subsidiary of any company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.
Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

                                       39

Options, Warrants, Convertible Securities

Options

We granted options to purchase shares of common stock in conjunction with an employment agreement with Mr. Barbee entered into during fiscal 2001. The options vest one year from the date of each grant and expire six years after the grant date. All options issued to date have an exercise price of $0.22 per share. The weighted average fair value of the options is $.031 and $.094 per share for options granted during fiscal 2002 and 2001, respectively. The weighted average remaining contractual lives of granted options are approximately 4.5 years. The summary of stock option activity is shown below:

        o   Options granted during fiscal 2001 - 337,500 @ $0.22
        o   Outstanding at June 30, 2001 - 337,500  @ $0.22
        o   Options exercisable at June 30, 2001 - 0

        o   Options granted during fiscal 2002 - 337,500 @ $0.22
        o   Outstanding at June 30, 2002 - 675,000 @ $0.22
        o   Options exercisable at June 30, 2002 - 337,500 @ $0.22

None of these options has been exercised.

Common Stock Warrants

Since inception, warrants to purchase 1,012,500 shares of common stock have been granted to non-management stockholders. The warrants are exercisable at $.22 per share for a five-year period beginning upon full satisfaction of the shareholders' stock subscriptions. Of these warrants, 506,250 were cancelled due to cancellation of a stock subscription agreement in fiscal year 2002. As of
June 30, 2002, no warrants have been exercised although 56,250 warrants are exercisable.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:

                                       40

        o   Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange
            Commissions relating to the penny stock market, unless the broker-
            dealer or the transaction is otherwise exempt;
        o   Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
        o   Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
        o   Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Over the Counter Bulletin Board Considerations

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the over-the-counter bulletin board. The SEC's order handling rules, which apply to Nasdaq-listed securities do not apply to securities quoted on the bulletin board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the over-the-counter bulletin board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed.
Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities.
Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Holders

As of the date of this registration statement, we had 56 holders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the Securities and
Exchange Commission. We will voluntarily send an annual report to shareholders containing audited financial statements.

                                       41

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth
Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

                             EXECUTIVE COMPENSATION
Executive Compensation

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended June, 2002 and 2001 respectively by our Chief Executive Officer and President.

----------------------------------- ----------------- ------------ ----------------- ---------------------
                                                                                     Dollar Value of
Name                                Position          Year         Salary            Stock-Based
                                                                                     Compensation
----------------------------------- ----------------- ------------ ----------------- ---------------------
Dennis Mast (1)                     CEO               2002         $53,200
----------------------------------- ----------------- ------------ ----------------- ---------------------
                                                      2001         $41,400
----------------------------------- ----------------- ------------ ----------------- ---------------------
Thomas Barbee (2)                   President         2002         $100,000           $347,560
----------------------------------- ----------------- ------------ ----------------- ---------------------
                                                      2001         $94,615            $ 34,375
----------------------------------- ----------------- ------------ ----------------- ---------------------

(1)  Mr. Mast's services are provided under an agreement with his affiliate,
     Free Harbor, LLC.  These amounts have not yet been paid.  These numbers reflect that in June 2002, the management fee was reduced to $2,600 due to some time off and that for fiscal year 200, the management fee was $3,450 per month.

(2) Mr. Barbee has a written memorandum of employment with us. The discrepancy between his annual salary under his amended memorandum and his compensation number for 2001 is due to the fact that a portion of his 2001 salary was paid in advance in the last pay period of 2000.

The value of Mr. Barbee's stock-based compensation, as described more fully below, totaled $347,560 and $34,375 during fiscal years 2002 and 2001, respectively. Such amounts were estimated in the stock option pricing models at each grant date. Both agreements are terminable at will by either party without notice.

No other annual compensation, including a bonus or other form of compensation;
and no long-term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other form of compensation, were paid to
Mr. Mast during these periods.

Compensation Agreements

Free Harbor is entitled to a monthly management fee of $4,600. The fees set forth in the above table reflect management fees earned by Free Harbor. We owe
Free Harbor for unpaid fees the amount of $115,300 as of June 30, 2002, which is deferred until we reach profitability. Upon profitability after deduction for all business expenses, depreciation and amortization, Free Harbor is entitled to
10% of our pre-tax profits after deduction for all business expenses, depreciation and amortization annually so long as our management agreement with them is in effect.

                                       42

We initially agreed to pay Mr. Barbee an initial salary of $86,000 per year for a four day work week prior to 2001, increased by amendment to $100,000 per year for a five day work week commencing in 2001. This salary was increased to $100,000 per year as of January 2001. Stock options granted to him under terms of his employment memorandum amount to 337,500 shares per year for 6 years beginning August 2000, exercisable annually beginning August 2001 and expiring 6 years after each annual grant at a price of $0.22 per share. Upon profitability after deduction for all business expenses, depreciation and amortization, Barbee is entitled to a bonus of up to 5% of our pre-tax profits after deduction for all business expenses, depreciation and amortization annually so long as he remains an employee of HydroFlo. So long as he remains an employee of HydroFlo, we have agreed to grant him 337,500 options to purchase shares of common stock at $0.22 per share annually in August through 2006.

Board Compensation

Members of our Board of Directors do not receive cash compensation for their services as Directors, although some Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings. In the future, we may have to consider compensating any outside directors that become members of our board.

                                       43

Financial Statements with Report of
Independent Certified Public Accountants
HYDROFLO, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
June 30, 2002 and 2001

HydroFlo, Inc.

Report of Independent Certified Public Accountants...........................F-1

Financial Statements:

Notes to Financial Statements.........................................F-6 - F-11

Report of Independent Certified Public Accountants

To the Shareholders of HydroFlo, Inc.:

We have audited the accompanying balance sheets of HydroFlo, Inc. (a North
Carolina development stage enterprise) as of June 30, 2002 and 2001, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the years then ended and for the period from inception
(December 30, 1999) to June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HydroFlo, Inc. as of June 30,
2002 and 2001, and the results of their operations and their cash flows for the years then ended and for the period from inception (December 30, 1999) to
June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note A, the Company incurred a net loss of $924,504 during the fiscal year ended June 30, 2002, and, as of that date, the current liabilities exceeded the current assets by $56,778.
These factors, among others, as discussed in Note A to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP
Raleigh, North Carolina
July 23, 2002

                                      F-1

HydroFlo, Inc.
(a development stage enterprise)

Balance Sheets - June 30, 2002 and 2001
___________________________________________________________________

                                     Assets
                                                             2002         2001
Current assets:
  Cash                                                 $    58,876   $  11,222
  Accounts receivable                                        5,000           0
  Inventory, net of
  reserves of $2,320 and $0                                 36,740      15,176
  Prepaid expenses                                             490         210
     Total current assets                             -------------  -----------
                                                           101,106      26,608
                                                      -------------  -----------
Property and equipment:
  Office equipment                                          14,977       6,358
  Office furniture                                           5,311       4,109
  Testing equipment                                         30,639       1,050
    Less - Accumulated depreciation                         (8,525)     (2,550)
     Total property and equipment                     -------------  -----------
                                                            42,402       8,967
                                                      -------------  -----------
Patent costs, net                                           36,918      10,247
                                                      -------------  -----------
Deposits                                                       754         754
                                                      -------------  -----------
                                                       $   181,180   $  46,576
                                                      =============  ===========

                 Liabilities and Shareholders' Equity (Deficit)

Current liabilities - Accounts
  payable and accrued expenses                         $   157,884   $  68,688
                                                      -------------  -----------
Commitments and Contingencies (Note B, C and I)
Shareholders' equity (deficit):
  Common stock, $0.01 par value,
  authorized 20,000,000 shares,
  issued and outstanding 15,538,059
  shares as of June 30, 2002, and
  16,406,409 shares as of June 30, 2001                    155,381     109,376
  Additional paid-in-capital                             1,176,035     571,657
  Stock subscriptions receivable                          (147,259)   (642,808)
  Stock purchase warrants                                  147,834     295,667
  Deferred compensation                                    (31,312)     (3,125)
  Deficit accumulated during development stage          (1,277,383)   (352,879)
     Total shareholders' equity (deficit)             -------------  -----------
                                                            23,296     (22,112)
                                                      -------------  -----------
                                                       $   181,180   $  46,576
                                                      =============  ===========

The accompanying notes are an integral part of these financial statements.

F-2

HydroFlo, Inc.
(a development stage enterprise)

Statements of Operations
For the Years Ended June 30, 2002 and 2001, and
For the Period From Inception (December 30, 1999) to June 30, 2002
______________________________________________________________________

                                                    Period From Inception
                                                    (December 30, 1999) to
                                2002        2001      June 30, 2002
Revenue                    $   5,001      $    0       $   5,001
Cost of goods sold             5,086           0           5,086
Gross margin              -----------    -----------    -----------
                                 (85)          0             (85)
Expenses:
  Officers' compensation     606,072     128,990         735,062
  Management fee              53,200      41,400         115,300
  Research and development    15,658      36,117          53,801
  Consulting                  31,394      12,700          44,494
  License fee                 20,000      12,000          35,000
  Rent                        11,398       9,456          23,116
  Marketing                   21,177       7,279          28,456
  Contribution                19,800      13,200          33,000
  General and administrative 146,450      52,326         212,995
                          -----------    -----------    -----------
       Operating expenses    925,149     313,468       1,281,224
                          -----------    -----------    -----------
Operating loss              (925,234)   (313,468)     (1,281,309)
Interest income                  730       2,191           3,926
Net loss                  -----------    -----------    -----------
                           $(924,504)  $(311,277)    $(1,277,383)
                          ===========    ===========    ===========
Weighted average shares
outstanding               16,222,518  16,386,293      15,831,987
Basic and diluted loss
per share                     $(0.06)     $(0.02)         $(0.08)
                          ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

F-3

HydroFlo, Inc.
(a development stage enterprise)

Statements of Changes in Shareholders' (Deficit) Equity
For the Years Ended June 30, 2002 and 2001, and
For the Period From Inception (December 30, 1999) to June 30, 2002
__________________________________________________________________________

                                                                                                     Deficit
                                                                                                   Accumulated
                                                    Additional     Stock        Stock                  During
                                   Common Stock      Paid in   Subscriptions  Purchase   Deferred   Development
                                 Shares      Amount   Capital    Receivable   Warrants Compensation    Stage     Total
                               ----------  --------- ---------- ----------  ---------- ----------  ---------- ---------
Initial Capital Infusion       16,380,000  $36,400  $598,333    $(822,700)   $295,667         0         0     $107,700
 Stock subscription receipts            0        0         0       14,192           0         0         0       14,192
 Net loss                               0        0         0            0           0         0   (41,602)     (41,602)
                               ----------  --------- ---------- ----------  ---------- ----------  ---------- ---------
Balance, June 30, 2000         16,380,000   36,400   598,333     (808,508)    295,667         0   (41,602)      80,290
 Common stock issued               26,400       59     8,741       (6,300)          0         0         0        2,500
 Stock subscription receipts            0        0         0      172,000           0         0         0      172,000
 Stock options granted                  0        0    37,500            0           0   (37,500)        0            0
 Stock options vested                   0        0         0            0           0    34,375         0       34,375
 Stock split                            0   72,917   (72,917)           0           0         0         0            0
 Net loss                               0        0         0            0           0         0  (311,277)    (311,277)
                               ----------  --------- ---------- ----------  ---------- ----------  ---------- ---------
Balance, June 30, 2001         16,406,400  109,376   571,657     (642,808)    295,667    (3,125) (352,879)     (22,112)
 Common stock issued              416,250    2,775   552,225            0           0         0         0      555,000
 Stock subscription receipts            0        0         0       67,349           0         0         0       67,349
 Stock subscription
  cancellations                (1,284,600)  (8,564) (419,636)     428,200           0         0         0            0
 Stock options granted                  0        0   375,750            0           0  (375,750)        0            0
 Stock options vested                   0        0         0            0           0   347,563         0      347,563
 Stock purchase
  warrants cancelled                    0        0   147,833            0    (147,833)        0         0            0
 Stock split                            0   51,794   (51,794)           0           0         0         0            0
 Net loss                               0        0         0            0           0         0  (924,504)    (924,504)
                               ----------  --------- ---------- ----------  ---------- ----------  ---------- ---------
Balance, June 30, 2002         15,538,050 $155,381 $1,176,035  $(147,259) $147,834  $(31,312) $(1,277,383) $ 23,296
                               ==========  ========= ========== ==========  ========== ==========  ========== =========

The accompanying notes are an integral part of these financial statements.

F-4

HydroFlo, Inc.
(a development stage enterprise)

Statements of Cash Flows
For the Years Ended June 30, 2002 and 2001, and
For the Period From Inception (December 30, 1999) to June 30, 2002
__________________________________________________________________________

                                                                       Period From
                                                                        Inception
                                                                       (December 30,
                                                                     1999) to June 30,
                                           2002           2001             2002
Cash flows from operating activities:
  Net loss                              $(924,504)     $(311,277)       $(1,277,383)
  Adjustments to reconcile net
    loss to net cash used in operating
  activities:
    Depreciation                            5,975          2,069              8,525
    Amortization of patent costs              466              0                466
    Deferred compensation amortization    347,563         34,375            381,938
    Increase in accounts receivable        (5,000)             0             (5,000)
    Increase in inventory, net            (21,564)        (7,616)           (36,740)
   (Increase) decrease in prepaid expenses   (280)        11,790               (490)
    Decrease (increase) in deposits             0             25               (754)
    Increase in accounts payable
      and accrued expenses                 89,196         38,921            157,884
                                      ------------     ------------      ------------
      Net cash used in
        operating activities             (508,148)      (231,713)          (771,554)
                                      ------------     ------------      ------------
Cash flows from investing activities:
    Purchase of property and equipment    (39,410)        (6,209)           (50,927)
    Payments to acquire patents           (27,137)        (3,518)           (37,384)
                                      ------------     ------------      ------------
       Net cash used in
        investing activities              (66,547)         (9,727)          (88,311)
                                      ------------     ------------      ------------
Cash flows from financing activities:
    Issuance of common stock              555,000          2,500            665,200
    Stock subscription receipts            67,349        172,000            253,541
       Net cash provided
        by financing activities           622,349        174,500            918,741
                                      ------------     ------------      ------------
Net (decrease) increase in cash            47,654        (66,940)            58,876
Cash, beginning of year                    11,222         78,162                  0
Cash, end of year                    -------------     ------------      ------------
                                       $   58,876      $  11,222          $  58,876
                                      ============     ============      ============

The accompanying notes are an integral part of these financial statements.

F-5

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
June 30, 2002 and 2001
_________________________________________________________________________

Note A - Summary of Significant Accounting Policies

 Organization and Liquidity

HydroFlo, Inc. (the Company) is a development stage enterprise, incorporated in
North Carolina on December 30, 1999, to design and distribute aeration and oxygen mixing equipment specifically designed for municipalities and industry requiring improved dissolved oxygen in water.

Since inception, the Company has focused primarily on developing and patenting this new technology for the sewage treatment industry. The Company plans to focus on marketing and selling their technology to this industry. As a development stage enterprise, the Company is subject to a number of risks including successful development and marketing of its technologies, access to necessary start-up capital and attracting and retaining key personnel.

The Company has recognized net losses and negative operating cash flow since its inception and has negative working capital of $56,778 as of June 30, 2002. For the year ended June 30, 2002, the Company had a net loss of $924,504 and at year-end had a net shareholder's equity of $23,296. Cash used in operations during fiscal 2002 totaled $508,148 and an additional $66,547 was used in acquiring additional property and equipment and for patent related costs. The
Company has funded its initial operations through the sale of common stock, primarily to related parties. Until such time that the Company can generate sustained profitable operations, the Company will require additional funding to further develop, market and distribute its products. Subsequent to year-end, the
Company has sold 235,500 additional common shares for an additional $471,000;
however, management believes the Company will require additional capital beyond these committed amounts.

While management believes the Company will be successful in raising additional capital, there are no assurances that the Company will be successful in obtaining capital or that such financing will be on terms favorable or acceptable to the Company and that the Company will be able to achieve profitable operations over the long term.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

 Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all investments purchased with maturities of three months or less to be cash equivalents.

 Inventory

Inventory, consisting primarily of production units available for sale, is stated at the lower of cost or market.

F-6

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
June 30, 2002 and 2001
_________________________________________________________________________

 Property and Equipment

Property and equipment are stated at cost. The Company's equipment and furniture are depreciated using the straight-line method for financial reporting purposes over five and seven year lives, respectively. Expenditures for maintenance and repairs are charged directly to expense.

 Patent Costs

Patent costs consist of expenditures incurred for various patent applications.
These costs are amortized over the life of the patent. No amortization was recorded during 2001 as no patents had been granted yet. On September 4, 2001, the first patent was issued to the Company. The Company recorded $466 of amortization expense during the year ended June 30, 2002.

 Revenue Recognition

The Company recognizes revenue as earned when product is installed and accepted by the customer.

 Research and Development Costs

The Company expenses research and development costs as incurred.

 Advertising Expense

The Company expenses advertising costs as incurred. Marketing expenses in the accompanying statements of operations consist primarily of advertising expenses.

 Earnings per Share

In accordance with the provisions of SFAS No. 128, "Earnings Per Share," basic earnings per share is computed by dividing net income by the number of weighted-
average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted-average common shares outstanding adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares resulting from options granted had been issued. The effect of options and warrants outstanding were not included in the computation of diluted earnings per share because the effect on net loss would have been antidilutive.

 Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from those estimates.

Note B - Royalty Agreement

On April 1, 2000, the Company entered into a five-year licensing agreement with a supplier for the right to manufacture and sell the supplier's technology. The agreement stated that the Company is required to pay a minimum royalty fee each year, as well as additional royalty fees on sales generated.

F-7

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
June 30, 2002 and 2001
_________________________________________________________________________

Future minimum payments under the royalty agreement are as follows over the remaining term of the royalty agreement:

Years ending June 30
2003                              $  25,000
2004                                 35,000
2005                                 50,000
                                -----------
                                   $110,000
                                ===========

Royalty expense under the licensing agreement was $20,000, $12,000 and $35,000 for the years ended June 30, 2002, and June 30, 2001, and the period from inception (December 30, 1999) to June 30, 2002, respectively.

Note C - Lease Commitments

The Company has a lease for office facilities in Raleigh, North Carolina, for a period of 15 months commencing May 1, 2002, and ending July 31, 2003.

Minimum payments under noncancelable operating leases are as follows:

Years ending June 30
2003                                $17,448
2004                                  1,454
                                -----------
                                    $18,902
                                ===========

Lease expense under noncancelable operating facility leases was $11,398, $9,456 and $23,116 for the years ended June 30, 2002, and June 30, 2001, and the period from inception (December 30, 1999) to June 30, 2002, respectively.

Note D - Related-party Transactions

Effective December 30, 1999, 13,500,000 shares of the Company's common stock were acquired by Capital Access, Inc. in exchange for a stock subscription of
$30,000. The subscription balance at June 30, 2002 and 2001, was $6,959 and
$15,808, respectively. A director of the Company is a significant stockholder of
Capital Access.

On April 3, 2001, the Company issued 7,500 shares of the Company's common stock to a related party in exchange for the design of a company logo valued at
$2,500.

At June 30, 2002, and June 30, 2001, the Company had accounts payable balances of $115,300 and $62,100, respectively, due to Free Harbor LLC for management services. A director of the Company is the managing partner of Free Harbor LLC.
Expenses incurred under this arrangement totaled $53,200, $41,400 and $115,300, respectively, for the years ended June 30, 2002 and 2001, and for the period from inception (December 30, 1999) to June 30, 2002. This amount is not payable by the Company until profitability is reached by the Company.

F-8

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
June 30, 2002 and 2001
_________________________________________________________________________

Note E - Shareholders' Equity

The Company announced a three-for-one stock split effective April 30, 2001, with the issuance of 7,291,738 shares of common stock and the transfer of $72,917 from additional paid-in-capital to the common stock account. The Company announced a three-for-two stock split effective July 8, 2002, with the issuance of 5,179,344 shares of common stock and the transfer of $51,794 from additional paid-in capital to the common stock account. All share amounts in the accompanying financial statements reflect both stock splits.

The Company has entered into stock subscriptions on several of their funding commitments whereby the Company issues stock in exchange for the investors'
promise to fund their aggregate purchase price of the stock over a period of two years without interest. As of June 30, 2002 and 2001, the subscriptions totaled
$147,259 and $642,808, respectively. The Company had stock subscription receipts of $67,349, $172,000 and $253,541 during fiscal 2002, 2001 and the period from inception (December 30, 1999) to June 30, 2002, respectively, and cancelled stock subscriptions of $428,200 during fiscal 2002.

Note F - Common Stock Warrants

As an incentive to purchase the Company's stock, certain shareholders have been granted stock purchase warrants. Since inception, warrants to purchase 1,012,500 shares have been granted. The warrants are exercisable at $.22 per share for a five-year period beginning upon full satisfaction of the shareholders' stock subscriptions. Due to the cancellation of some stock subscriptions during fiscal
2002, 506,250 of these stock purchase warrants were also cancelled. The Company has allocated the total amount received from the shareholders to common stock and stock purchase warrants based on the relative fair values of each component.
The Company has reserved these shares for issuance. As of June 30, 2002, no warrants have been exercised although 56,250 warrants are exercisable.

                                                                  Weighted
                                                                  Average
                                                  Warrants        Exercise
                                                 Outstanding       Price
July 1, 2000                                             0          $0.00
Warrants granted during fiscal 2001              1,012,500           0.22
                                                 ----------
Outstanding at June 30, 2001                     1,012,500           0.22
                                                 ==========
Warrants exercisable at June 30, 2001                    0           0.22
                                                 ==========
Outstanding at July 1, 2001                      1,012,500           0.22
                                                 ==========
Warrants granted during fiscal 2002                      0           0.22
Warrants cancelled during fiscal 2002            (506,250)           0.22
Outstanding at June 30, 2002                     ----------
                                                 506,250             0.22
                                                 ==========
Warrants exercisable at June 30, 2002            56,250             $0.22
                                                 ==========       ==========

F-9

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
June 30, 2002 and 2001
_________________________________________________________________________

Note G - Common Stock Options

The Company has granted options to purchase shares of common stock in conjunction with an employment agreement entered into during fiscal 2001. The options vest one year from the date of each grant. All options issued to date have an exercise price of $0.22 per share. The weighted average fair value of the options is $.031 and $.094 per share for options granted during fiscal 2002 and 2001, respectively. The weighted average remaining contractual lives of granted options are approximately 4.5 years. The summary of stock option activity is shown below:

                                                                  Weighted
                                                                  Average
                                                   Options        Exercise
                                                 Outstanding       Price
July 1, 2000                                             0          $0.00
Options granted during fiscal 2001                 337,500           0.22
                                                  ---------
Outstanding at June 30, 2001                       337,500           0.22
                                                  =========
Options exercisable at June 30, 2001                     0           0.22
                                                  =========
Outstanding at July 1, 2001                        337,500           0.22
                                                  ---------
Options granted during fiscal 2002                 337,500           0.22
                                                  =========
Outstanding at June 30, 2002                       675,000           0.22
                                                  =========
Options exercisable at June 30, 2002               337,500          $0.22
                                                  =========        =========

The Company accounts for the options under Accounting Principles Board Opinion
No. 25. The Company has elected to adopt the disclosure-only provisions of
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based
Compensation" (SFAS No. 123). Had compensation costs for these issuances been determined consistent with SFAS No. 123, the Company's net loss would have increased by the following amounts:

                                                        2002         2001
Net loss, as reported                                 $924,504     $311,277
Increased compensation expense                          25,269       20,928
Pro forma net loss                                  -----------   -----------
                                                      $949,773     $332,205
                                                    ===========   ===========

Because the SFAS No. 123 method of accounting has not been applied to options granted, the resulting pro forma compensation cost may not be representative of that to be expected in future years. The Company used the Black-Scholes Option
Pricing Model to estimate the fair value of stock options granted in fiscal 2002 and 2001 with the following assumptions:

                                                         2002       2001
Expected dividend yield                                 0.00%      0.00%
Risk-free interest rates                                6.05%      6.05%

F-10

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
June 30, 2002 and 2001
_________________________________________________________________________

Note H - Income Taxes

The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences of existing differences between the financial reporting and income tax reporting basis of assets and liabilities, and of net operating loss and income tax credit carryforwards for income tax purposes.

A deferred income tax asset arises for the amount of income tax benefits available in future periods from the income tax net operating loss carryforwards and tax credits. In addition, a deferred income tax asset or liability is established for the amount of income tax benefits or liabilities from the assumed effect of temporary differences. A valuation allowance is established to adjust the deferred income tax asset to its estimated net realizable value. The following table reflects the deferred income tax asset and its related valuation allowance and deferred income tax liabilities as of June 30, 2002 and 2001:

                                                     2002         2001
Deferred income tax assets
  related to net operating loss tax
  credit carryforwards for income tax
  reporting purposes                              $332,101     $117,663
Deferred income tax assets related
  to stock options                                 147,237       13,252
Deferred income tax assets related
  to other temporary differences                    12,723        5,102
Deferred income tax liability related
  to book and tax depreciation differences          (1,487)        (382)
Less - Valuation allowance                        (490,574)    (135,635)
Net deferred income tax asset                   -----------    -----------
                                                  $      0     $      0
                                                ===========    ===========

As of June 30, 2002, the Company has available $861,480 of federal and state net operating loss carryforwards. The carryforwards will begin to expire in 2020. The criteria for recording a deferred income tax asset is whether the asset "more likely than not" will be realized. Due to the uncertainty about the
Company's ability to generate future taxable income, a valuation allowance as of
June 30, 2002 and 2001, has been recorded to offset the full amount of the
Company's deferred income tax assets.

Note I - Commitments and Contingencies

In connection with the management agreement with Free Harbor LLC (discussed in
Note D), the Company has agreed to pay Free Harbor LLC 10% of pretax profits as long as the management agreement is in effect. Additionally, in connection with one employment agreement, the Company has agreed to pay that employee 5% of pretax profits so long as he remains an employee of the Company.

F-11

Financial Statements with Report of
Independent Certified Public Accountants
HYDROFLO, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
December 31, 2002 and 2001

HydroFlo, Inc.

Financial Statements:

         Balance Sheets for December 31, 2002................................F-1

         Statements of Operations For the Three Months Ended December
         31, 2002 and 2001...................................................F-2

         Statements of Changes in Shareholders' (Deficit) Equity.............F-3

         Statement of Operations For the Six Months Ended December 31,
         2002 and 2001, and For the Period From Inception (December 30,
         1999) to December 31, 2002..........................................F-4

         Statements of Cash Flows............................................F-5

Notes to Financial Statements.........................................F-6 - F-10

HydroFlo, Inc.
(a development stage enterprise)

Balance Sheet - December 31, 2002
________________________________________________________________________________

                                 Assets                                December 31,
                                                                     2002 (Unaudited)
Current assets:
    Cash                                                             $   299,071
    Accounts receivable, net of allowance for
        doubtful accounts of $1,000                                            0
    Inventory, net of reserves of $2,320                                  33,042
    Prepaid expenses                                                       4,629
                      Total current assets                           --------------
                                                                         336,742
Property and equipment:
    Office equipment                                                      16,245
    Office furniture                                                       6,601
    Testing equipment                                                     93,429
    Display equipment                                                      5,693
        Less - Accumulated depreciation                                  (17,885)
                      Total property and equipment                   --------------
                                                                         104,083
Patent costs, net                                                         36,638
Deposits                                                                     754
                                                                     --------------
                                                                     $   478,217

                    Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable and accrued expenses                                $    49,509
Accounts payable and accrued expenses - related parties (Note C)         144,442
                      Total current liabilities                      --------------
                                                                         193,951
Commitments and contingencies (Notes B, C and F)
Shareholders' equity:
    Common stock, $0.01 par value, authorized 20,000,000 shares, issued and outstanding 15,773,550 shares as of
        December 31, 2002                                                157,736
    Preferred stock, $0.01 par value, authorized 5,000,000 shares,
        issued and outstanding                                                 0
        shares as of December 31, 2002                                         0
    Additional paid-in-capital                                         2,245,430
    Stock subscriptions receivable                                        (6,959)
    Stock purchase warrants                                              147,834
    Deferred compensation                                               (350,437)
    Deficit accumulated during development stage                      (1,909,338)
                      Total shareholders' equity                     --------------
                                                                         284,266
                                                                     $   478,217

The accompanying notes are an integral part of these financial statements.

F-1

HydroFlo, Inc.
(a development stage enterprise)

Statements of Operations
For the Three Months Ended December 31, 2002 and 2001
________________________________________________________________________________

                                                          December       December
                                                          31, 2002       31, 2001
                                                        (Unaudited)     (Unaudited)

Revenues                                               $   30,000       $        0
Cost of goods sold                                          4,758                0
                                                      ------------     ------------
Gross margin                                               25,242                0

Expenses:
    Employee compensation                                 227,621          151,396
    Management fee                                         13,800           13,800
    Research and development                                  805            1,682
    Consulting                                                  0              914
    License fee                                             6,250            5,000
    Rent                                                    4,949            2,719
    Marketing                                               4,197            5,988
    Contribution                                            5,400            5,400
    Selling, general and administrative                    81,525           26,227
                                                      ------------     ------------
                      Operating expenses                  344,547          213,126
                                                      ------------     ------------
Operating loss                                           (319,305)        (213,126)
Interest income                                             2,028               99
                                                      ------------     ------------
Net loss                                                $(317,277)       $(213,027)
                                                      ============     ============
Weighted average shares outstanding                    15,773,550       16,536,672
Basic and diluted loss per share                           $(0.02)          $(0.01)

The accompanying notes are an integral part of these financial statements.

F-2

HydroFlo, Inc.
(a development stage enterprise)

Statements of Operations
For the Six Months Ended December 31, 2002 and 2001, and For the Period
From Inception (December 30, 1999) to December 31, 2002
________________________________________________________________________________

                                                 Six Months       Six Months          Period From
                                                   Ended            Ended         Inception (December
                                                 December          December          30, 1999) to
                                                 31, 2002         31, 2001         December 31, 2002
                                                (Unaudited)      (Unaudited)          (Unaudited)

Revenues                                        $   52,500       $        0        $   57,500
Cost of goods sold                                   6,176                0            11,262
Gross margin                                    -------------    -------------     -------------
                                                    46,324                0            46,238
Expenses:
    Employee compensation                          447,278          274,462         1,182,339
    Management fee                                  27,600           27,600           142,900
    Research and development                         5,617            9,894            59,418
    Consulting                                           0           23,414            44,494
    License fee                                     12,500           10,000            47,500
    Rent                                             9,124            5,149            32,240
    Marketing                                       16,297           10,324            44,753
    Contribution                                    10,800           10,800            43,800
    Selling, general and administrative            152,079           74,871           365,074
                      Operating expenses        -------------    -------------     -------------
                                                   681,295          446,514         1,962,518
Operating loss                                    (634,971)        (446,514)       (1,916,280)
Interest income                                      3,016              431             6,942
Net loss                                        -------------    -------------     -------------
                                                $ (631,955)      $ (446,083)       $(1,909,338)
Weighted average shares outstanding             15,706,401       16,499,416         16,128,699
Basic and diluted loss per share                $    (0.04)      $    (0.03)       $    (0.12)

The accompanying notes are an integral part of these financial statements.

F-3

HydroFlo, Inc.
(a development stage enterprise)

Statements of Changes in Shareholders' (Deficit) Equity
For the Period From Inception (December 30, 1999) to December 31, 2002
________________________________________________________________________________
                                                                                                                 Deficit
                                                                                                                Accumulated
                                                              Additional     Stock       Stock                     During
                                            Common Stock       Paid in    Subscriptions  Purchase    Deferred    Development
                                        Shares       Amount    Capital      Receivable   Warrants   Compensation   Stage       Total
Initial Capital Infusion
                                    16,380,000     $36,400   $  598,333   $(822,700)   $295,667   $      0    $    0     $107,700
    Stock subscription receipts              0           0            0      14,192           0          0         0       14,192
    Net loss                                 0           0            0           0           0          0   (41,602)     (41,602)
                                      ----------  ----------   ----------  ----------  ---------- ---------- ----------  ----------
Balance, June 30, 2000              16,380,000      36,400      598,333    (808,508)    295,667          0   (41,602)      80,290
    Common stock issued                 26,400          59        8,741      (6,300)          0          0         0        2,500
    Stock subscription receipts              0           0            0     172,000           0          0         0      172,000
    Stock options granted                    0           0       37,500           0           0    (37,500)        0            0
    Stock options vested                     0           0            0           0           0     34,375         0       34,375
    Stock split                              0      72,917      (72,917)          0           0          0         0            0
    Net loss                                 0           0            0           0           0          0  (311,277)    (311,277)
                                      ----------  ----------   ----------  ----------  ---------- ---------- ----------  ----------
Balance, June 30, 2001              16,406,400     109,376      571,657    (642,808)    295,667     (3,125) (352,879)     (22,112)
    Common stock issued                416,250       2,775      552,225           0           0          0         0      555,000
    Stock subscription receipts              0           0            0      67,349           0          0         0       67,349
    Stock subscription cancellations(1,284,600)     (8,564)    (419,636)    428,200           0          0         0            0
    Stock options granted                    0           0      375,750           0           0   (375,750)        0            0
    Stock options vested                     0           0            0           0           0    347,563         0      347,563
    Stock purchase warrants cancelled        0           0      147,833           0    (147,833)         0         0            0
    Stock split                              0      51,794      (51,794)          0           0          0         0            0
    Net loss                                 0           0            0           0           0          0  (924,504)    (924,504)
                                      ----------  ----------   ----------  ----------  ---------- ---------- ----------  ----------
Balance, June 30, 2002              15,538,050     155,381    1,176,035    (147,259)    147,834    (31,312)(1,277,383)     23,296
    Common stock issued                235,500       2,355      468,645           0           0          0         0      471,000
    Stock subscription receipts              0           0            0     140,300           0          0         0      140,300
    Stock options granted                    0           0      600,750           0           0   (600,750)        0            0
    Stock options vested                     0           0            0           0           0    281,625         0      281,625
    Net loss                                 0           0            0           0           0          0  (631,955)    (631,955)
Balance, December 31, 2002 (Unaudited)----------  ----------   ----------  ----------  ---------- ---------- ----------  ----------
                                    15,773,550    $157,736   $2,245,430     $(6,959)   $147,834  $(350,437) $(1,909,338) $284,266

The accompanying notes are an integral part of these financial statements.

F-4

HydroFlo, Inc.
(a development stage enterprise)

Statements of Cash Flows
For the Six Months Ended December 31, 2002 and 2001, and
For the Period From Inception (December 30, 1999) to December 31, 2002
________________________________________________________________________________

                                                                                                Period From
                                                                                                 Inception
                                                                                                (December 30,
                                                                  December 31,  December 30,  1999) to December
                                                                     2002          2001            31, 2002
                                                                 (Unaudited)    (Unaudited)      (Unaudited)
Cash flows from operating activities:
    Net loss                                                      $(631,955)    $(446,083)      $(1,909,338)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
           Depreciation                                               9,360         1,993            17,885
           Amortization of patent costs                                 280           186               746
           Deferred compensation amortization                       281,625       159,688           663,563
           Decrease in accounts receivable                            5,000             0                 0
           Decrease (increase) in inventory, net                      3,698           493           (33,042)
           Increase in prepaid expenses                              (4,139)         (340)           (4,629)
           Increase in deposits                                           0             0              (754)
           Increase in accounts payable and accrued expenses         36,067        85,472           193,951
                      Net cash used in operating activities       ------------  ------------     ------------
                                                                   (300,064)     (198,591)       (1,071,618)
Cash flows from investing activities:                             ------------  ------------     ------------
    Purchase of property and equipment                              (71,041)      (19,475)         (121,968)
    Payments to acquire patents                                           0       (22,488)          (37,384)
                      Net cash used in investing activities       ------------  ------------     ------------
                                                                    (71,041)      (41,963)         (159,352)
Cash flows from financing activities:                             ------------  ------------     ------------
    Issuance of common stock                                        471,000       235,000         1,136,200
    Stock subscription receipts                                     140,300        13,350           393,841
                      Net cash provided by financing activities   ------------  ------------     ------------
                                                                    611,300       248,350         1,530,041
Net increase in cash                                                240,195         7,796           299,071
Cash, beginning of year                                              58,876        11,222                 0
Cash, end of period                                               ------------  ------------     ------------
                                                                   $299,071       $19,018          $299,071
The accompanying notes are an integral part of these financial statements.

F-5

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2002 and 2001
________________________________________________________________________________

Note A - Basis of Presentation

In the opinion of management of HydroFlo, Inc. (the Company), all adjustments necessary for a fair statement of the results of operations for the three-month periods, six-month periods and the period from inception to date are reflected in the unaudited interim financial statements presented. These adjustments are of a normal recurring nature.

Note B - Summary of Significant Accounting Policies

 Organization and Liquidity

HydroFlo, Inc. is a development stage enterprise, incorporated in North Carolina on December 30, 1999, to design and distribute aeration and oxygen mixing equipment specifically designed for municipalities and industry requiring improved dissolved oxygen in water.

Since inception, the Company has focused primarily on developing and patenting this new technology for the sewage treatment industry. The Company plans to focus on marketing and selling their technology to this industry. As a development stage enterprise, the Company is subject to a number of risks including successful development and marketing of its technologies, access to necessary start-up capital and attracting and retaining key personnel.

The Company has recognized net losses of $1,909,338 and negative operating cash flow of $1,071,618 since its inception. For the six months ended December 31,
2002, the Company had a net loss of $631,955 and at December 31, 2002 had a net shareholder's equity of $284,266. Cash used in operations during the first six months of fiscal 2002 totaled $300,064 and an additional $71,041 was used in acquiring additional property and equipment and for patent related costs. The
Company has funded its initial operations through the sale of common stock, primarily to related parties. Until such time that the Company can generate sustained profitable operations, the Company will require additional funding to further develop, market and distribute its products.

While management believes the Company will be successful in raising additional capital, there are no assurances that the Company will be successful in obtaining capital or that such financing will be on terms favorable or acceptable to the Company and that the Company will be able to achieve profitable operations over the long term.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

F-6

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2002 and 2001

Earnings Per Share

In accordance with the provisions of SFAS No. 128, "Earnings Per Share," basic earnings per share is computed by dividing net income by the number of weighted-average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares resulting from options granted had been issued. The effect of options and warrants outstanding were not included in the computation of diluted earnings per share because the effect on net loss would have been antidilutive.

 Estimates

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from those estimates.

 Revenue Recognition

Revenue in the accompanying statements of operations consists of direct sales or leases to customers and paid demonstrations of the Company's product. Sales are recognized  when  products are shipped to the  customers,  with  provisions  for discounts  and rebates to customers and returns and other  adjustments,  if any, provided for in the period the related sales are recorded.  No amounts have been recorded for such  provisions  during the periods  presented.  Rental  income is recognized  over the period the related  equipment is provided to the  customer.
The one existing  rental  agreement at December 31, 2002 is on a  month-to-month basis and has an associated  fee of $7,500 per month.  Additionally,  during the period from  inception  to December 31, 2002,  the Company  earned  $11,500 from successful  product  demonstrations.  $7,000 of the  demonstration  revenue  was earned during the three months ended December 31, 2002.

Note C - Related-party Transactions

Effective December 30, 1999, 13,500,000 shares of the Company's common stock were acquired by Capital Access, Inc. in exchange for a stock subscription of
$30,000. The subscription balance at December 31, 2002 was $6,959. A director of the Company is a significant stockholder of Capital Access.

At December 31, 2002, the Company had an accounts payable balance of $142,900, due to Free Harbor LLC for management services. A director of the Company is the managing partner of Free Harbor LLC. Expenses incurred under this arrangement totaled $13,800 and $27,600 for the three and six months ended December 31,
2002, respectively. Expenses incurred under this arrangement also totaled
$13,800 and $27,600 for the three and six months ended December 31, 2001, respectively. This amount is not payable by the Company until the Company reaches profitability.

F-7

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2002 and 2001

At December 31, 2002, the Company also had an accounts payable balance of
$1,542, due to a director of the Company for expenses incurred by that director.

Note D - Shareholders' Equity

The Company announced a three-for-one stock split effective April 30, 2001, with the issuance of 7,291,738 shares of common stock and the transfer of $72,917 from additional paid-in-capital to the common stock account. The Company announced a three-for-two stock split effective July 8, 2002, with the issuance of 5,179,344 shares of common stock and the transfer of $51,794 from additional paid-in capital to the common stock account. All share amounts in the accompanying financial statements reflect both stock splits.

The Company has entered into stock subscriptions on several of their funding commitments whereby the Company issues stock in exchange for the investors'
promise to fund their aggregate purchase price of the stock over a period of two years without interest. As of December 31, 2002, the subscriptions totaled
$6,959. The Company had stock subscription receipts of $140,300 during the six months ended December 31, 2002.

Note E - Common Stock Options

The Company has granted options to one executive to purchase shares of common stock in conjunction with an employment agreement entered into during fiscal
2001. The options vest one year from the date of each grant. All options issued to date have an exercise price of $0.22 per share. The weighted average fair value of the options is $1.81 for options granted during fiscal 2003. The weighted average remaining contractual lives of granted options are approximately 5 years. Stock option compensation expense recorded during the three months ended December 31, 2002 and 2001 was $150,188 and $93,938, respectively. Stock option compensation expense recorded during the six months ended December 31, 2002 and 2001 was $281,625 and $159,688, respectively. The summary of stock option activity is shown below:

                                                                       Weighted
                                                                        Average
                                                       Options         Exercise
                                                     Outstanding         Price
Outstanding at July 1, 2002                            675,000           $0.22
Options granted during fiscal 2003                     337,500            0.22
Outstanding at December 31, 2002                     1,012,500            0.22
Options exercisable at December 31, 2002               675,000            0.22

F-8

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2002 and 2001

The Company accounts for the options under Accounting Principles Board Opinion
No. 25. The Company has elected to adopt the disclosure-only provisions of
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based
Compensation" (SFAS No. 123). Had compensation costs for these issuances been determined consistent with SFAS No. 123, the Company's net loss would have increased by the following amount for the three months ended December 31, 2002 and 2001:

                                                    December 31,   December 31,
                                                        2002           2001
Net loss, as reported                                 $317,277       $213,027
Increased compensation expense                           2,674          5,520
Pro forma net loss                                    $319,951       $218,547
                                                     ----------     ----------

Had compensation costs for these issuances been determined consistent with SFAS
No. 123, the Company's net loss would have increased by the following amount for the six months ended December 31, 2002 and 2001:

                                                    December 31,   December 31,
                                                        2002           2001
Net loss, as reported                                 $631,955       $446,083
Increased compensation expense                           6,298         11,103
Pro forma net loss                                    $638,253       $457,186
                                                     ----------     ----------

Because the SFAS No. 123 method of accounting has not been applied to options granted, the resulting pro forma compensation cost may not be representative of that to be expected in future years. The Company used the Black-Scholes Option
Pricing Model to estimate the fair value of stock options granted during the six months ended December 31, 2002 and 2001 with the following assumptions:

                                                     December      December
                                                     31, 2002      31, 2001
Expected dividend yield                                0.00%         0.00%
Risk-free interest rates                               2.76%         6.05%

Note F - Commitments and Contingencies

In connection with the management agreement with Free Harbor LLC (discussed in
Note C), the Company has agreed to pay Free Harbor LLC 10% of pretax profits as long as the management agreement is in effect. Additionally, in connection with one employment agreement, the Company has agreed to pay that employee 5% of pretax profits so long as he remains an employee of the Company.

F-9

HydroFlo, Inc.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2002 and 2001

The Company has entered into an agreement with its external legal counsel, whereby said legal counsel will provide certain legal services over a two-year period beginning once the Company becomes a public registrant in exchange for
125,000 shares of the Company's common stock. The shares will be granted pro-rata over those two years and recorded as expense, valued at the fair value of the shares on the issuance date. As this agreement is not yet in effect, there is no effect on the financial statements for the three and six months ended December 31, 2002.

In December 2002, the Company terminated its licensing agreement with a supplier under which the Company had been obligated to pay minimum royalty fees. The
Company has $22,500 included in accounts payable and accrued expenses at
December 31, 2002 under the terms of this agreement.

F-10

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

                                       44

             Inside Front and Outside Back Cover Pages of Prospectus

PRELIMINARY PROSPECTUS
HYDROFLO, INC.
Dated _____________, 2003

Selling Shareholders are offering up to 2,273,550 shares of common stock.

The selling shareholders will offer their shares at $2.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We will pay all expenses of registering the securities, currently estimated at $50,000.

Our common stock is not now listed on any national securities exchange, the
NASDAQ stock market or the Over the Counter Bulletin Board.

Dealer Prospectus Delivery Obligation
-------------------------------------

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       45

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and By-laws, subject to the provisions of North
Carolina law, contain provisions that allow the corporation to indemnify any person under certain circumstances.

North Carolina law provides the following:

Part 5.  Indemnification.
ss.55-8-50.  Policy statement and definitions.
  (a)  It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.
  (b) Definitions in this Part:
       (1)  "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued
shall stand in the same position under this Part with respect to the surviving corporation.
       (2)  "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.
"Director" includes, unless the context requires otherwise, the estate or personal representative of a director.
       (3)  "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.
       (4)  "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
       (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.
       (5)  "Official capacity" means:  (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.
"Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                                       46

       (6)  "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
       (7)  "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973,
c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1; 1993,
c. 552, s. 12.)  ss.55-8-51.  Authority to indemnify.
  (a)Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:
       (1)  He conducted himself in good faith; and
       (2)  He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(ii) in all other cases, that his conduct was at least not opposed to its best interests; and
       (3)  In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
  (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).
  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
  (d) A corporation may not indemnify a director under this section:
       (1)  In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
       (2)  In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
  (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.
  (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973, c. 469, s. 6; 1985
(Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1.)
ss.55-8-52.  Mandatory indemnification.
  Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. (1955, c. 1371, s. 1; 1969, c. 797, ss. 2, 3; 1973, c. 469, s. 6;
1985 (Reg. Sess., 1986), c. 1027, ss. 39, 40; 1989, c. 265, s. 1.)
ss.55-8-53.  Advance for expenses.

                                       47

  Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.
(1955, c. 1371, s. 1; 1969, c. 797, s. 1; 1973, c. 469, s. 5; 1985 (Reg. Sess.,
1986), c. 1027, ss. 35-38; 1989, c. 265, s. 1.)
ss.55-8-54.  Court-ordered indemnification.
  Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:
       (1)  The director is entitled to mandatory indemnification under G.S.
55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification;
or
       (2)  The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S.
55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred. (1955, c. 1371, s. 1; 1969, c. 797, ss. 2, 3;
1973, c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, ss. 39, 40; 1989, c. 265,
s. 1.)
ss.55-8-55.  Determination and authorization of indemnification.
  (a)A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.
  (b) The determination shall be made:
       (1)  By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
       (2)  If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
       (3)  By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or
       (4)  By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                                       48

  (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)
(3) to select counsel. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973, c. 469,
s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1.)
ss.55-8-56.  Indemnification of officers, employees, and agents.
  Unless a corporation's articles of incorporation provide otherwise:
       (1)  An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;
       (2)  The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and
       (3)  A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.  (1955, c. 1371, s.
1; 1969, c. 797, s. 2; 1973, c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027,
s. 39; 1989, c. 265, s. 1.)
ss.55-8-57.  Additional indemnification and insurance.
  (a)In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself)
arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.
  (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, Part 5. Indemnification.

                                       49

ss.55-8-50.  Policy statement and definitions.
   (a)  It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.
   (b)  Definitions in this Part:
       (1)  "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued
shall stand in the same position under this Part with respect to the surviving corporation.
       (2)  "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.  A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.
"Director" includes, unless the context requires otherwise, the estate or personal representative of a director.0
       (3)  "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.
       (4)  "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
       (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.
       (5)  "Official capacity" means:  (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.
"Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.
       (6)  "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
       (7)  "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973,
c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1; 1993,
c. 552, s. 12.) ss.55-8-51.  Authority to indemnify.

                                       50

  (a)Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:
       (1)  He conducted himself in good faith; and
       (2)  He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(ii) in all other cases, that his conduct was at least not opposed to its best interests; and
       (3)  In the case of any criminal proceeding, he had no reasonable cause
to believe his conduct was unlawful.   (b) A director's conduct with respect to
an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).
  (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
  (d) A corporation may not indemnify a director under this section:
       (1)  In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
       (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
  (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.
  (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973, c. 469, s. 6; 1985
(Reg. Sess., 1986), c. 1027, s. 39; 1989, c.
265, s. 1.)
ss.55-8-52.  Mandatory indemnification.
  Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. (1955, c. 1371, s. 1; 1969, c. 797, ss. 2, 3; 1973, c. 469, s. 6;
1985 (Reg. Sess., 1986), c. 1027, ss. 39, 40; 1989, c. 265, s. 1.)
ss.55-8-53.  Advance for expenses.
  Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.
(1955, c. 1371, s. 1; 1969, c. 797, s. 1; 1973, c. 469, s. 5; 1985 (Reg. Sess.,
1986), c. 1027, ss. 35-38; 1989, c. 265, s. 1.)
ss.55-8-54.  Court-ordered indemnification.
  Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

                                       51

       (1)  The director is entitled to mandatory indemnification under G.S.
55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification;
or
       (2)  The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S.
55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred. (1955, c. 1371, s. 1; 1969, c. 797, ss. 2, 3;
1973, c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, ss. 39, 40; 1989, c. 265,
s. 1.) ss.55-8-55.  Determination and authorization of indemnification.
  (a)A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.
  (b) The determination shall be made:
       (1)  By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
       (2)  If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
       (3)  By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or
       (4)  By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
  (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)
(3) to select counsel. (1955, c. 1371, s. 1; 1969, c. 797, s. 2; 1973, c. 469,
s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39; 1989, c. 265, s. 1.) ss.55-8-56.
Indemnification of officers, employees, and agents.
  Unless a corporation's articles of incorporation provide otherwise:
       (1)  An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

                                       52

       (2)  The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and
       (3)  A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. (1955, c. 1371, s. 1;
1969, c. 797, s. 2; 1973, c. 469, s. 6; 1985 (Reg. Sess., 1986), c. 1027, s. 39;
1989, c. 265, s. 1.)
ss.55-8-57.  Additional indemnification and insurance.
  (a)In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself)
arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation.  A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan.  Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.
  (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds.  The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds.  Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.
  (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter. (1955, c. 1371, s. 1; 1969,
c. 797, s. 1; 1973, c. 469, s. 5; 1985 (Reg. Sess., 1986), c. 1027, ss. 35-38;
1989, c. 265, s. 1; 1989 (Reg. Sess., 1990), c. 1024, s. 12.14.)

                                       53

  ss.55-8-58.  Application of Part.
  (a)If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.
  (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.
  (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990. (1989, c. 265, s. 1.)

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*)
represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

------------------------------- -------------------
ITEM                                  AMOUNT
------------------------------- -------------------
SEC Registration Fee*                $   100
------------------------------- -------------------
Legal Fees and Expenses              $25,000
------------------------------- -------------------
Accounting Fees and Expenses*        $15,000
------------------------------- -------------------
Miscellaneous*                       $ 9,900
------------------------------- -------------------
Total*                               $50,000
------------------------------- -------------------
* Estimated Figure

                     RECENT SALES OF UNREGISTERED SECURITIES
On April 30, 2001 our stock split 3 for 1, and on July 8, 2002, the stock split
3 for 2.  The numbers of shares set forth below reflect these splits.

On or about January 1, 2000, at corporate inception, we issued 13,500,000 shares to Dennis Mast, for assignment of the technology and patent rights.  The aggregate consideration received was $30,000 or $0.01 per share [pre-splits]
based upon the amount of time and effort expended by Mr. Mast in obtaining the patent.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

                                       54

We believed that Section 4(2) was available because:

        o   None of these issuances involved underwriters, underwriting discounts or commissions;
        o   We placed restrictive legends on all certificates issued;
        o   No sales were made by general solicitation or advertising;
        o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

Also at this time, we issued:

        o   112,500 shares to Milford Mast, for which the consideration received was $37,500.00 cash;
        o   45,000 shares to Eugene Chappell, in the name Advisory Group
            Enterprise, for which the consideration received was $15,000.00 cash;
        o   22,500 shares to Carol Swailes, for which the consideration received was $7500.00 cash.
        o   The price per share in these transactions was $1.50 per share
            [pre-splits].

All of these purchasers were accredited and/or sophisticated.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) was available because:

        o   None of these issuances involved underwriters, underwriting discounts or commissions;
        o   We placed restrictive legends on all certificates issued;
        o   No sales were made by general solicitation or advertising;
        o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

Between February 3, 2000 and April 3, 2001, we issued 1,434,300 shares to 6 non-
affiliated accredited and/or sophisticated shareholders at $1.50 per share [pre-
splits].  The aggregate consideration received was $478,099.50.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) was available because:

        o   None of these issuances involved underwriters, underwriting discounts or commissions;
        o   We placed restrictive legends on all certificates issued;
        o   No sales were made by general solicitation or advertising;
        o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

                                       55

On April 3, 2001 we issued 7,500 shares to Janet Boerema, Mr. Mast's sister, as payment for corporate logo design work, valued at $2,500 or $1.50 per share
[pre-split] by mutual agreement based upon the time, effort and creativity of the process.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) was available because:

        o   None of these issuances involved underwriters, underwriting discounts or commissions;
        o   We placed restrictive legends on all certificates issued;
        o   No sales were made by general solicitation or advertising;
        o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

Between July 5, 2001 and June 28, 2002, we sold 416,250 shares to 26 non-
affiliated accredited and/or sophisticated shareholders at $2.00 per share [pre-
split].   The aggregate consideration received was $555,000.00.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) was available because:

        o   None of these issuances involved underwriters, underwriting discounts or commissions;
        o   We placed restrictive legends on all certificates issued;
        o   No sales were made by general solicitation or advertising;
        o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

Between July 27, 2002 and August 30, 2002, we sold 235,500 shares to 19 non-affiliated shareholders at $2.00 per share. The aggregate consideration received was $471,000.00.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

                                       56

We believed that Section 4(2) was available because:

        o   None of these issuances involved underwriters, underwriting discounts or commissions;
        o   We placed restrictive legends on all certificates issued;
        o   No sales were made by general solicitation or advertising;
        o   Sales were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although some of the investors may have also been accredited,  we provided the following to all investors:

        o   Access to all our books and records.
        o   Access to all material contracts and documents relating to our operations.
        o   The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

                                    EXHIBITS
Item 3

         1    Articles of Incorporation of Hydroflo, Inc.
         2    By-laws of Hydroflo, Inc.

Item 4

         1    Form of common stock Certificate of the Hydroflo, Inc. (1)

Item 5

         1     Legal Opinion of Williams Law Group, P.A.

Item 10

         1    Form of manufacturer representative agreement
         2    Royalty agreement
         3    Barbee Agreement
         4    Free Harbor Agreement
         5    Tri-Weld Agreement
         6    Amended Barbee Agreement
         7    Agreement with Michael T. Williams, Esq.
         8    Purchase Order: Emory Wilson
         9    Contract: Happy Cloud Ranch
        10    Purchase Order: Valley Water Technology

Item 23

         1    Consent of Grant Thornton LLP.*
         2    Consent of Williams Law Group, P.A.   (included in Exhibit 5.1)

* filed herewith

     All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1)  Information pertaining to our common stock is contained in our Articles of
Incorporation and By-Laws.

                                       57

                                  UNDERTAKINGS

        Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.
        Insofar as indemnification for liabilities arising under the Securities
        Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions,  or otherwise, the Registrant has been advised that in the opinion of the
        Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
        In the event that a claim for indemnification against such liabilities
        (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to:

       1. File, during any period in which we offer or sell securities, a post-
effective amendment to this registration statement to:

         i.  Include any prospectus required by section 10(a)(3) of the
             Securities Act;

         ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. iii. Include any additional or changed material information on the plan of distribution.

                                       58

     2. For determining liability under the Securities Act, treat each post-
effective  amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the  requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Raleigh NC on May 5 , 2003.

     Hydroflo, Inc.

---------------------------- -------------------------- -------------------------- --------------------------
Title                        Name                       Date                       Signature
---------------------------- -------------------------- -------------------------- --------------------------
Principal Executive Officer  Dennis Mast                5-5-2003                   /s/  Dennis Mast
---------------------------- -------------------------- -------------------------- --------------------------
Principal Accounting         Dennis Mast                5-5-2003                   /s/  Dennis Mast
Officer
---------------------------- -------------------------- -------------------------- --------------------------
Principal Financial Officer  Dennis Mast                5-5-2003                   /s/  Dennis Mast
---------------------------- -------------------------- -------------------------- --------------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

---------------------------- -------------------------- -------------------------- --------------------------
SIGNATURE                    NAME                       TITLE                      DATE
---------------------------- -------------------------- -------------------------- --------------------------
/s/  Dennis Mast             Dennis Mast                Director                   5-5-2003
---------------------------- -------------------------- -------------------------- --------------------------
/s/  Thomas Barbee           Thomas Barbee              Director                   5-5-2003
---------------------------- -------------------------- -------------------------- --------------------------